As filed with the Securities and Exchange Commission on November 4, 2016

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FOCUS UNIVERSAL INC.

(Exact name of registrant as specified in its charter)

Nevada	46-3355876
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or organization)

829 Lawson Street City of Industry, CA	91748
(Address of principal executive offices)	(Zip Code)

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

Registrant’s telephone number, including area code (626) 272-3883

Copy to:

Gilbert J. Bradshaw, Esq.

Wilson & Oskam, LLP

9110 Irvine Center Drive

Irvine, CA 92618

Tel: (917) 830-6517/Fax: (917) 791-8877

gbradshaw@wilsonoskam.com

Nevada Business Center, LLC

701 S. Carson St. Suite 200

Carson City, NV 89701

(775) 887-8853

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer: ☐	Accelerated filer: ☐	Non-accelerated filer: ☐	Smaller reporting company: ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Initial Maximum Offering Price Per Share(2)	Proposed Initial Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common stock, par value $.001 per share	16,904,706	$1.75	$29,583,235.50	$3,428.70

___________________

(1) We are registering a total of 16,904,706 shares of our common stock of which 6,904,706 shares are being registered for resale that have been issued to the stockholders of Perfecular Inc. in exchange for its acquisition by the Company on December 30, 2015 and 10,000,000 additional shares that we will sell directly to the public on the OTCQB marketplace.

(2) The offering price was estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange, but is traded as of the date of this prospectus on the OTCQB marketplace. The offering price is based on the average of the bid and the ask price of our common stock on that market on July 1, 2016.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

(4) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION ON _______, 2016

FOCUS UNIVERSAL INC.

16,904,706 SHARES OF COMMON STOCK

We are an emerging growth company. This prospectus relates to the offer and sale, from time to time, of up to 16,904,706 shares of the common stock of Focus Universal Inc., a Nevada corporation (“Focus Universal,” “the Company,” “we,” “us,” and “our,”). We are registering a total of 16,904,706 shares of our common stock of which 6,904,706 shares are being registered for resale that have been issued to the stockholders of Perfecular Inc. in exchange for its acquisition by the Company on December 30, 2015 and 10,000,000 additional shares that we will sell directly to the public. Each selling stockholder may be considered an “underwriter” within the meaning of the Securities Act of 1933, as amended.

We are selling up to 10,000,000 shares of common stock in this offering. We, therefore, will receive proceeds from the sale of some of the shares being registered.

The selling stockholders may sell common stock from time to time in the principal market on which the stock will be traded at the prevailing market price or in negotiated transactions. See “Plan of Distribution” for more information about how the selling stockholders may sell the shares of common stock being registered pursuant to this prospectus. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We have paid and will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution.”

Our common stock is currently quoted on the OTCQB market under the symbol “FCUV”. On November 3, 2016, the last quoted sale price of our common stock as reported on the OTCQB was $1.50 per share.

An investment in our common stock is speculative and involves a high degree of risk. Investors should carefully consider the risk factors and other uncertainties described in this prospectus before purchasing our common stock. See “Risk Factors” beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL, ACCURATE, OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
ABOUT THIS OFFERING	2
RISK FACTORS	3
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS	13
USE OF PROCEEDS	14
MARKET PRICE FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	14
DIVIDEND POLICY	14
CAPITALIZATION	15
DILUTION	15
DESCRIPTION OF BUSINESS	16
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	24
MANAGEMENT	30
EXECUTIVE COMPENSATION	30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	33
DESCRIPTION OF CAPITAL STOCK	34
SELLING STOCKHOLDERS	35
PLAN OF DISTRIBUTION	36
DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	38
LEGAL OPINION	38
EXPERTS	38
INTERESTS OF NAMED EXPERTS AND COUNSEL	38
ADDITIONAL INFORMATION	39
INDEX TO FINANCIAL STATEMENTS	40

AVAILABLE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 (together with all amendments and exhibits thereto, the “Registration Statement”) filed by us with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the rules and regulations of the SEC, this prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and related exhibits for further information with respect to Focus Universal Inc. and the securities offered hereby. With regard to any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC, in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

Unless otherwise specified, the information in this prospectus is set forth as of November 4, 2016, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus and should consider, among other things, the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto appearing elsewhere in this prospectus before making your investment decision. This prospectus contains forward-looking statements and information relating to Focus Universal. See “Cautionary Note Regarding Forward Looking Statements” on page 13.

Focus Universal Inc. (the “Company”, “we”, “us” or “our”) is a Nevada corporation that is a provider of handheld sensor devices and wholesaler of various air filters.

We are based in the City of Industry, California, and were incorporated in Nevada in 2012. In December 2013, we filed an S-1 registration statement that went effective on March 14, 2014.

Our website is www.focusuniversal.com. Our website and the information contained therein or connected thereto are not intended to be incorporated into this Registration Statement on Form S-1.

We market of high-tech electronic devices. We sell handheld sensor systems and filters wholesale to distribution platforms and are working on developing a universal sensor node and gateway system that use the data processing capabilities of a smartphone to display readings of multiple probe modules. We are also researching the development of an anti-counterfeit authentication technology that we believe could address the problem of counterfeit production by attempting to authenticate consumer goods.

Our principal executive offices are located at 829 Lawson Street, City of Industry, CA 91748 and our telephone number is (626) 272-3883 and our website is www.focusuniversal.com.

JOBS Act

Recently the United States Congress passed the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which provides for certain exemptions from various reporting requirements applicable to public companies that are reporting companies and are “emerging growth companies.” We are an “emerging growth company” as defined in Section 3(a) of the Exchange Act (as amended by the JOBS Act, enacted on April 5, 2012), and we will continue to qualify as an “emerging growth company” until the earliest to occur of: (a) the last day of the fiscal year during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer,” as defined in Exchange Act Rule 12b–2. Therefore, we expect to continue to be an emerging growth company for the foreseeable future.

Generally, a registrant that registers any class of its securities under Section 12 of the Exchange Act is required to include in the second and all subsequent annual reports filed by it under the Exchange Act a management report on internal control over financial reporting and, subject to an exemption available to registrants that meet the definition of a “smaller reporting company” in Exchange Act Rule 12b-2, an auditor attestation report on management’s assessment of internal control over financial reporting. However, for so long as we continue to qualify as an emerging growth company, we will be exempt from the requirement to include an auditor attestation report in our annual reports filed under the Exchange Act, even if we do not qualify as a “smaller reporting company”. In addition, as an emerging growth company, we are able to avail ourselves to the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and to not present to our stockholders a nonbinding advisory vote on executive compensation, obtain approval of any golden parachute payments not previously approved or present the relationship between executive compensation actually paid and our financial performance. We have irrevocably elected to comply with new or revised accounting standards even though we are an emerging growth company.

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The Offering

This prospectus covers shares being offered for sale by the selling shareholders, which shares were acquired by the shareholders of Perfecular Inc. in connection with its acquisition on December 30, 2015. This also covers an additional 10,000,000 shares which will be offered for sale by the Company. The holders of shares of our common stock described in this paragraph are the selling stockholders under this prospectus.

ABOUT THIS OFFERING

Securities Being Offered	Up to 6,904,706 shares of our common stock to be sold by selling stockholders and 10,000,000 shares being sold by the Company.

Common Stock Outstanding Prior to the Offering	34,574,706

Common Stock Outstanding After the Offering	44,574,706

Offering Price Per Share

The shares offered under this prospectus by the selling stockholders may be sold at prices determined by the prevailing market price of the shares at the time of sale, may be different from such prevailing market price or may be determined through negotiated transactions with third parties.

The Company will sell up to 10,000,000 shares at an initial price of $1.75 per share pursuant to the terms below.

Terms of the Offering

The company will offer and sell the shares of its common stock at an initial price of $1.75 per share. The Company may sell the securities covered by this prospectus in any of three ways (or in any combination thereof): (i) to or through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents.

We may distribute the securities covered by this prospectus from time to time in one or more transactions: (i) at a fixed price of $1.75 per share; or (ii) at market prices prevailing at the time of sale.

Each time we offer and sell securities covered by this prospectus, we will make available a prospectus supplement or supplements that will describe the method of distribution and set fort the terms of the offering, including: (i) the name or names of any underwriters, dealers, or agents and the amounts of securities underwritten or purchased by each of them; (ii) if a fixed price offering, the public offering price of the securities and the proceeds to us; (iii) any options under which underwriters may purchase additional securities from us; (iv) any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation; (v) terms and conditions of the offering; (vi) any discounts, commissions or concessions allowed or reallowed or paid to dealers; and (vii) any securities exchange or market on which the securities may be listed.

Termination of the Offering	The offering will conclude upon the earliest of: (1) such time when all of the 10,000,000 shares of common stock have been sold by the Company; (2) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 of the Securities Act; (3) when the Selling Stockholders have all sold their shares; or (4) at a time when our company, in its sole discretion, decides to terminate the registration of the shares.

Use of Proceeds	Any proceeds that we receive from sales of the shares will be used to manufacture more high tech devices and to market to business distribution channels, for general advertising and marketing expenses, and for other general corporate purposes.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 3.

Fees and Expenses	We will pay all expenses incident to the registration of such shares, except for sales commissions and other expenses of selling stockholders.

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RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occurs, then our business, financial condition or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

We lack an operating history. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, our business will fail.

We were incorporated on December 4, 2012, and as of December 31, 2015 have realized $53,898 in revenues, incurred $21,775 in cost of revenue and $244,216 in operating costs since inception (December 4, 2012). As of December 31, 2015, we had deficit accumulated during the development stage of $216,810. We have a limited operating history upon which an evaluation of our future success or failure can be made. Based upon current plans, we expect to continue generating revenues. However, our revenues may not be sufficient to cover our operating costs. We cannot guarantee that we will be successful in generating significant revenues in the future. Failure to achieve a sustainable sales level will cause us to go out of business.

We require significant funding to manufacture and market our Ubiquitor wireless sensor.

We require USD 20 million to fund the manufacturing and marketing strategy for our product. Once we achieve this fund raising goal, we intend to position ourselves in the small device market, establishing the price at below a few hundred dollars. Due to superior functionality and low price, we expect to capture this section of the market fairly easily, while our product and service matures, and the Company becomes better known, we will seize the high-end market. None of this will be possible if we fail to obtain the funding we require.

We depend on key personnel.

Our future success will depend in part on the continued service of key personnel, particularly, Desheng Wang our Chief Executive Officer and our President Edward Lee.

If any of our directors and officers will choose to leave the company, we will face significant difficulties in attracting potential candidates for replacement of our key personnel due to our limited financial resources and operating history. In addition, the loss of any key employees or the inability to attract or retain qualified personnel could delay our plan of operations and harm our ability to provide services to our current customers and harm the market’s perception of us.

We outsourced our product manufacturing and procurement, decreasing quality and reliability and protectability

We have fully outsourced all manufacturing and have no direct control over the manufacturing processes of our products. This lack of control may increase quality or reliability risks and could limit our ability to quickly increase or decrease production rates. It also creates liability in that we could lose control of our intellectual property that is not properly protected.

Demand for our products is uncertain and depends on our currently unproven ability to create and maintain superior performance

Our future operating results will depend upon our ability to provide our products or services and to operate profitably in an industry characterized by intense competition, rapid technological advances and low margins. This, in turn, will depend on a number of factors, including:

•	Our ability to generate significant sales and profit margin from the Ubiquitor device;
•	Worldwide market conditions and demand for web services, sensor devices and other products we may continue to add as we move forward;
•	Our success in meeting targeted availability dates for our products and services;
•	Our ability to develop and commercialize new intellectual property and to protect existing intellectual property;
•	Our ability to maintain profitable relationships with our distributors, retailers and other resellers;
•	Our ability to maintain an appropriate cost structure;
•	Our ability to attract and retain competent, motivated employees;
•	Our ability to comply with applicable legal requirements throughout the world; and
•	Our ability to successfully manage litigation, including enforcing our rights, protecting our interests and defending claims made against us.

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These factors are difficult to manage, satisfy and influence and we cannot provide any assurance that we will be able to sustain profits in the future.

Our Ubiquitor Product could fail to gain traction in the marketplace for a number of reasons that would adversely impact our financial results and cause our investors to lose money

Future successful sales of our Ubiquitor entail numerous risks such as:

•	Any lack of market acceptance of the Ubiquitor;
•	Failure to maintain acceptable arrangements with product suppliers, particularly in light of lower than anticipated volumes;
•	Manufacturing, technical, supplier, or quality-related delays, issues or concerns, including the loss of any key supplier or failure of any key supplier to deliver high quality products on time;
•	Competition;
•	Potential declines in demand for sensor devices; and
•	Risks that third parties may assert intellectual property claims against our products.

In order to compete successfully, we must accurately forecast demand, closely monitor inventory levels, secure quality products, continuously drive down costs, meet aggressive product price and performance targets, create market demand for our brand and hold sufficient, but not excess, inventory.

There is a risk that the market will not adapt to using the smartphone as a substitute platform for sensor devices, causing our products to fail in the marketplace.

There is a risk that the market will not receive the smartphone technology, which we will be using as our platform. The vast majority of products on the small sensor device market do not currently use smartphones to collect and analyze sensor data. There is no guarantee that using smartphone technology will cut production costs and be well received. If our platform using smartphone technology is not well received, there is a risk that device manufacturers will develop new monitoring and operating components that are incompatible with our current platform instead of developing the traditional sensors that are compatible with our technology. Updating our platform to stay compatible with new components could increase our costs unexpectedly.

Using wireless transmission technologies such as WI-FI and Bluetooth may create security risks

There is also a risk of failure based on the wireless transmission of data used by our smartphone platform. If there is instability in a wireless network, Bluetooth sensor, or other network problems that are out of our control, our new platform may not be well received. Our smartphone platform relies on the wireless transmission of data through WIFI networks and Bluetooth sensors. These networks are often deemed less secure than a hard-wired network. The security of a wireless network is often out of our control. However, any breach of security could result in the market and sensor device manufacturers to fail to embrace our platform.

Our business involves the use, transmission and storage of confidential information, and the failure to properly safeguard such information could result in significant reputational harm.

We may at times collect, store and transmit information of, or on behalf of, our clients that may include certain types of confidential information that may be considered personal or sensitive, and that are subject to laws that apply to data breaches. We believe that we take reasonable steps to protect the security, integrity and confidentiality of the information we collect and store, but there is no guarantee that inadvertent or unauthorized disclosure will not occur or that third parties will not gain unauthorized access to this information despite our efforts to protect this information, including through a cyber-attack that circumvents existing security measures and compromises the data that we store. If such unauthorized disclosure or access does occur, we may be required to notify persons whose information was disclosed or accessed. Most states have enacted data breach notification laws and, in addition to federal laws that apply to certain types of information, such as financial information, federal legislation has been proposed that would establish broader federal obligations with respect to data breaches. We may also be subject to claims of breach of contract for such unauthorized disclosure or access, investigation and penalties by regulatory authorities and potential claims by persons whose information was disclosed. The unauthorized disclosure of information, or a cyber-security incident involving data that we store, may result in the termination of one or more of our commercial relationships or a reduction in client confidence and usage of our services. We may also be subject to litigation alleging the improper use, transmission or storage of confidential information, which could damage our reputation among our current and potential clients and cause us to lose business and revenue.

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Our business depends on our ability to keep manufacturing costs low and we may lack the expertise necessary to negotiate and maintain favorable pricing, supply, business and credit terms with our potential vendors.

It may be difficult to negotiate or maintain favorable pricing, supply, business or credit terms with our potential vendors, suppliers and service providers. In addition, product manufacturing costs may increase if we fail to achieve anticipated volumes. There can be no assurance that we will be able to successfully manage these risks. In summary, we can offer no assurance that we will be able to obtain a sufficient (but not excess) supply of products on a timely and cost effective basis. Our failure to do so would lead to a material adverse impact on our business.

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Dr. Wang lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our CEO and CFO have never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Our officers, directors, consultants and advisors are involved in other businesses and not obligated to commit their time and attention exclusively to our business and therefore they may encounter conflicts of interest with respect to the allocation of time and business opportunities between our operations and those of other businesses.

Our Chief Executive Officer Mr. Desheng Wang is currently involved in other businesses and not obligated to commit his time and attention exclusively to our business and, accordingly, he may encounter conflicts of interest in allocating his own time, or any business opportunities that he may encounter, between our operations and those of other businesses. Furthermore, if the execution of our business plan demands more time than is currently committed by him, he will be under no obligation to commit such additional time, and his failure to do so may adversely affect our ability to carry on our business and successfully execute our business plan.

Another example of a conflict of interest is so called “self-dealing" transactions. If a conflict-of-interest transaction is negotiated and approved, in a manner that approximates arms-length negotiations, the transaction is accepted unless a shareholder proves in court that the transaction is not entirely fair to the company or its shareholders. The burden is on the shareholder to show lack of entire fairness. Otherwise, the transaction is considered invalid if challenged, unless the director proves in court that the transaction is entirely fair to the company. The burden is on the director to show entire fairness.

If, as a result of before mentioned conflicts, we are deprived of business opportunities or information, the execution of our business plan and our ability to effectively compete in the marketplace may be adversely affected. If we become aware of such conflict of interests we will take an immediate action to resolve it. Each conflict of interest will be handled by the company based on the nature of the conflict and the individual involved in it.

We do not have any actual or potential conflict of interests with our consultants or advisors.

We do not have a majority of independent directors on our Board and the Company has not voluntarily implemented various corporate governance measures, in the absence of which stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these other corporate governance measures and since our securities are not yet listed on a national securities exchange, we are not required to do so. Our Board of Directors is comprised of one individual. As a result, we do not have independent directors on our Board of Directors.

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We have not adopted corporate governance measures such as an audit or other independent committee of our board of directors, as we presently do not have independent directors on our board. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committee of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurance that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, at present in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages or employment contracts to our officers are made by a director who has an interest in the outcome of the matters being decided.

However, as a general rule, the board of directors, in making its decisions, determines first that the terms of such transaction are no less favorable to us that those that would be available to us with respect to such a transaction from unaffiliated third parties. The company executes the transaction between executive officers and the company once approved by the Board of Directors.

Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We have concluded that we have not maintained effective internal control over financial reporting through the year ended December 31, 2015. Significant deficiencies and material weaknesses in our internal control could have material adverse effects on us.

It is important for us to maintain effective internal control over financial reporting, which is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

For a discussion of our internal control over financial reporting and a description of the identified material weakness, see “Management’s Report on Internal Control Over Financial Reporting” included in Item 9A of this Report. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

A material weakness in our internal control over financial reporting could adversely impact our ability to provide timely and accurate financial information. We plan to implement a number of remediation steps to address the material weakness as described in Item 9A of this Report. If we are unsuccessful in implementing or following our remediation plan, we may not be able to timely or accurately report our financial condition, results of operations or cash flows or maintain effective disclosure controls and procedures. If we are unable to report financial information timely and accurately or to maintain effective disclosure controls and procedures, we could be subject to, among other things, regulatory or enforcement actions by the SEC, any one of which could adversely affect our business prospects.

We currently have identified significant deficiencies in our internal control over financial reporting that, if not corrected, could result in material misstatements of our financial statements.

In connection with the audit of our financial statements as of and for the nine months ended December 31, 2015, we identified significant deficiencies in our internal control over financial reporting and a general understanding of U.S. GAAP. As such, there is a reasonable possibility that a misstatement of our financial statements will not be prevented or detected on a timely basis.

As we have thus far not needed to comply with Section 404 of the Sarbanes-Oxley Act, neither we nor our independent registered public accounting firm has performed an evaluation of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. In light of the deficiency, we believe that it is possible that certain control deficiencies may have been identified if such an evaluation had been performed.

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We are working to remediate the deficiencies or material weaknesses. We have taken steps to enhance our internal control environment and plan to take additional steps to remediate the material weaknesses. Specifically:

•	We have hired additional outside consultants and will hire qualified personnel in our accounting department, especially to add an experienced accountant in a controller capacity. We will continue to evaluate the structure of the finance organization and add resources as needed;

•	we are implementing additional internal reporting procedures, including those designed to add depth to our review processes and improve our segregation of duties;

•	we are updating our systems so that we may collect the necessary information to enable us to more effectively monitor and comply with applicable filing requirements on a timely basis;

•	we are in the process of documenting, assessing and testing our internal control over financial reporting as part of our efforts to comply with Section 404 of the Sarbanes-Oxley Act.

Although we plan to complete this remediation process as quickly as possible, we are unable, at this time to estimate how long it will take, and our efforts may not be successful in remediating the deficiencies or material weaknesses.

Because one of our Directors, who is also our sole promoter, owns over 49% of our outstanding common stock he could make and control corporate decisions that may be disadvantageous to other minority shareholders.

One of our Directors owns over 49% of the outstanding shares of our common stock as of the date of this reporting. Accordingly, Directors have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets. They also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Our executive officers and directors collectively have the power to control our management and operations, and have a significant majority in voting power on all matters submitted to the stockholders of the company.

Management currently beneficially owns a majority of our outstanding common stock. Consequently, management has the ability to influence control of the operations of the Company and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

•	Election of our board of directors;
•	Removal of directors;
•	Amendment to the Company’s Articles of Incorporation or Bylaws; and
•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

These stockholders have complete control over our affairs. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock.

You could be diluted from our future issuance of capital stock and derivative securities.

As of September 30, 2016, we had 34,574,706 shares of common stock outstanding and no shares of preferred stock outstanding. We are authorized to issue up to 75,000,000 shares of common stock and no shares of preferred stock. To the extent of such authorization, our Board of Directors will have the ability, without seeking stockholder approval, to issue additional shares of common stock or preferred stock in the future for such consideration as the Board of Directors may consider sufficient. The issuance of additional common stock or preferred stock in the future may reduce your proportionate ownership and voting power.

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None of the members of our Board of Directors are considered audit committee financial experts. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Members of our Board of Directors are inexperienced with U.S. GAAP and the related internal control procedures required of U.S. public companies. Management has determined that our internal audit function is also significantly deficient due to insufficient qualified resources to perform internal audit functions. Finally, we have not established an Audit Committee of our Board of Directors.

We are a smaller reporting company with limited resources. Therefore, we cannot assure investors that we will be able to maintain effective internal controls over financial reporting based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. For these reasons, we are considering the costs and benefits associated with improving and documenting our disclosure controls and procedures and internal controls and procedures, which includes (i) hiring additional personnel with sufficient U.S. GAAP experience and (ii) implementing ongoing training in U.S. GAAP requirements for our CFO and accounting and other finance personnel. If the result of these efforts are not successful, or if material weaknesses are identified in our internal control over financial reporting, our management will be unable to report favorably as to the effectiveness of our internal control over financial reporting and/or our disclosure controls and procedures, and we could be required to further implement expensive and time-consuming remedial measures and potentially lose investor confidence in the accuracy and completeness of our financial reports which could have an adverse effect on our stock price and potentially subject us to litigation.

The requirements of being a public company may strain our resources and distract our management.

We are required to comply with various regulatory and reporting requirements, including those required by the Securities and Exchange Commission. Complying with these reporting and other regulatory requirements is time-consuming and may result in increased costs to us and could have a negative effect on our business, results of operations and financial condition.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and requirements of the Sarbanes-Oxley Act of 2002, as amended, or SOX. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The SOX requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources.

These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business and results of operations.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

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The Company is subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, which does not require a company to file all the same reports and information as fully reporting company.

Pursuant to Section 15(d), we are required to file periodic reports with the SEC, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, once our registration statement is declared effective, including the annual report on Form 10-K for the fiscal year during which the registration statement is declared effective. That filing obligation will generally apply even if our reporting obligations have been suspended automatically under section 15(d) of the Exchange Act prior to the due date for the Form 10-K.

After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition. In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; the company will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities.

We will not be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act until the end of the second fiscal year reported upon in our second annual report on form 10-K.

The Sarbanes-Oxley Act of 2002 and the new rules subsequently implemented by the Securities and Exchange Commissions, the Financial Industry Regulatory Authority (“FINRA”) and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. These costs could affect profitability and our results of operations.

We are in the process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404. We will not be required to conduct the evaluation of effectiveness of our internal controls until the end of the fiscal year reported upon in our second annual report on Form 10-K. In addition, because we are a smaller reporting company, we are not required to obtain the auditor attestation of management’s evaluation of internal controls over financial reporting. If we obtain and disclose such reports we could continue doing so at our discretion so long as we remain a smaller reporting company.

This process of internal control evaluation and attestation may divert internal resources and will take a significant amount of time, effort and expense to complete. If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and re-evaluate our financial reporting. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results, which could adversely affect our ability to comply with our periodic reporting obligations under the Exchange Act.

There is a very limited public (trading) market for our common stock and; therefore, our investors may not be able to sell their shares.

Our common stock is listed on the over-the-counter exchange, and is thinly traded. As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock. If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the nature of our business and because we are a new public company with a limited operating history. Further, a few individual stockholders dominate our shares. The limited trading volume subjects the price of our common stock to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

•	variations in our quarterly and annual operating results;
•	changes in general economic conditions;
•	changes in technologies favored by consumers;
•	price competition or pricing changes by us or our competitors; and
•	the addition or loss of key managerial and collaborative personnel.

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The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

Our common stock has not been widely traded, and the price of our common stock may fluctuate substantially.

To date, there has been a limited public market for shares of our common stock, with limited trading. An active public trading market may not develop or, if developed, may not be sustained. The current market price of our common stock and any possible subsequent listing on another larger securities exchange, if and when we are successful in doing so, will be affected by a number of factors, including those discussed above.

Risks Related to this Offering and Ownership of Our Common Stock - Because a majority of the outstanding shares of our common stock will be sold in this offering and will be freely tradable without restriction or further registration under the Securities Act, any substantial number of shares of common stock that may be sold in the market following this offering could cause the market price of our common stock to decline significantly, even if our business is performing well.

Our common stock is traded on the OTCQB and the market for our common stock is “thinly-traded,” meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline.

Almost all of the 16,904,706 shares of common stock sold in this offering upon issuance will be freely tradable without restriction or further registration under the Securities Act. As a result, the lack of a robust resale market may require a stockholder who desires to sell a large number of shares of common stock to sell the shares in increments over time to mitigate any adverse impact of the sales on the market price of our stock.

Substantial future sales of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional shares. All outstanding shares of our common stock are freely tradable without restriction under the Securities Act of 1933 (the "Securities Act"), except for any shares of our common stock that may be held or acquired by our directors, executive officers and other affiliates, as that term is defined in the Securities Act, which are subject to restrictions under the Securities Act. Certain existing holders of a majority of our common stock have rights, subject to certain conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other shareholders. If the offer and sale of these shares are registered, they will be freely tradable without restriction under the Securities Act. In the event such registration rights are exercised and a large number of shares of common stock are sold in the public market, such sales could reduce the trading price of our common stock.

In the future, we may also issue our securities if we need to raise capital in connection with a capital raise or acquisitions. The number of shares of our common stock issued in connection with a capital raise or acquisition could constitute a material portion of our then-outstanding shares of our common stock

Future sales of our common stock by existing stockholders could cause our stock price to decline.

If our existing stockholders sell substantial amounts of our common stock in the public market, then the market price of our common stock could decrease significantly. The perception in the public market that our stockholders might sell shares of common stock also could depress the market price of our common stock. There are approximately 34,574,706 shares of our common stock outstanding, of which approximately 610,000 shares are currently freely tradable. We may in the future issue and register additional shares of our common stock that might be freely transferable at the time of such transaction.

A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in Focus Universal Inc.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in Focus Universal Inc. will need to come through appreciation of the stock’s price.

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You may face significant restrictions on the resale of your shares due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

Focus Universal is an “emerging growth company” under the Jumpstart Our Business Startups Act. We cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors.

Focus Universal is and will remain an "emerging growth company" until the earliest to occur of (a) the last day of the fiscal year during which its total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (b) the last day of the fiscal year following the fifth anniversary of its initial public offering, (c) the date on which Focus Universal has, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (d) the date on which Focus Universal is deemed a "large accelerated filer" (with at least $700 million in public float) under the Securities and Exchange Act of 1934 (the "Exchange Act").

For so long as Focus Universal remains an "emerging growth company" as defined in the JOBS Act, it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" as described in further detail in the risk factors below. Focus Universal cannot predict if investors will find its shares of common stock less attractive because Focus Universal will rely on some or all of these exemptions. If some investors find Focus Universal's shares of common stock less attractive as a result, there may be a less active trading market for its shares of common stock and its stock price may be more volatile.

If Focus Universal avails itself of certain exemptions from various reporting requirements, its reduced disclosure may make it more difficult for investors and securities analysts to evaluate Focus Universal and may result in less investor confidence.

The recently enacted JOBS Act is intended to reduce the regulatory burden on "emerging growth companies". Focus Universal meets the definition of an "emerging growth company" and so long as it qualifies as an "emerging growth company," it will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, Focus Universal is choosing to "opt out" of such extended transition period, and as a result, Focus Universal will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that its decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

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Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.

In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, we will be required to provide additional disclosure in our SEC filings. However, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

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FOCUS UNIVERSAL INC.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This Registration Statement contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management’s plans and objectives for our future operations. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” and the risks set out below, any of which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and not in limitation:

•	the uncertainty of profitability based upon our history of losses;

•	risks related to failure to obtain adequate financing on a timely basis and on acceptable terms to continue as going concern;

•	risks related to our international operations and currency exchange fluctuations; and

•	other risks and uncertainties related to our business plan and business strategy.

This list is not an exhaustive list of the factors that may affect any of our forward-looking statements. These and other factors should be considered carefully and readers should not place undue reliance on our forward-looking statements. Forward looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common stock” refer to the common shares in our capital stock.

As used in this Registration Statement, the terms “we”, “us”, “our”, the “Company” and “Focus Universal” mean Focus Universal Inc. unless otherwise indicated.

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USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We may receive gross proceeds, assuming we sell the full amount of our common stock that we have the right, but not the obligation, to sell to the investing public. See “Plan of Distribution” elsewhere in this prospectus for more information.

We currently expect to use the net proceeds from the sale of the shares to manufacture more high tech devices and to market to business distribution channels, for general advertising and marketing expenses, and for other general corporate purposes. We will have broad discretion in determining how we will allocate the proceeds from any sales of the common stock.

Even if we sell all of the shares of our common stock we are offering we will need to obtain additional financing in the future in order to fully fund all of our planned operations, including attracting and retaining highly talented professionals and developing full-scale manufacturing operations with comprehensive quality control procedures. We may seek additional capital in the private and/or public equity markets, pursue government contracts and grants as well as business development activities to continue our operations, respond to competitive pressures, develop new products and services, and to support new strategic partnerships. We are evaluating additional equity financing opportunities on an ongoing basis and may execute them when appropriate. However, there can be no assurances that we can consummate such a transaction, or consummate a transaction at favorable pricing.

MARKET PRICE FOR OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

(a) Market Information

Our shares of common stock are not traded on a national exchange; rather, they are traded on the OTCQB marketplace under the symbol “FCUV”. On July 1, 2016 the closing bid price for one share of common stock was $3.58. The following table sets forth, for the periods indicated, the high and low trade prices for our common stock as reported on the OTCQB marketplace. During 2014 and 2015 our common stock did not trade above $3.05.

On September 23, 2014, our common stock was verified for trading on OTCQB under the trading symbol FCUV. Prior to that time, there was no public market for our stock. The following table sets forth for the indicated periods the high and low intra-day sales price per share for our common stock on the OTCQB for the third and fourth quarter of 2014, for the four quarters of 2015, and the first three quarters of 2016.

	High	Low
2016: First Quarter	$4.00	$1.75
2016: Second Quarter	$3.57	$1.75
2016: Third Quarter	$3.58	$1.50

2015: First Quarter	$2.00	$0.05
2015: Second Quarter	$3.05	$1.50
2015: Third Quarter	$3.05	$3.00
2015: Fourth Quarter	$3.05	$3.05

2014: Third Quarter	$0.01	$0.01
2014: Fourth Quarter	$0.05	$0.01

DIVIDEND POLICY

We cannot provide any assurance that we will declare or pay cash dividends on our common stock. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2015 (audited) and as adjusted on June 30, 2016 (pro-forma), and as adjusted to give effect to the issuance of 10,000,000 shares offered hereby at a purchase price of $1.75 per share.

	Actual December 31, 2015	As Adjusted June 30, 2016
Long-term debt:	–	–

Stockholders’equity:
Preferred stock	–	–
Common stock	34,575	34,575
Additional paid-in capital	713,239	713,239
Accumulated deficit	(216,810)	(426,189)
Total FCUV stockholders’ equity	531,004	321,625
Noncontrolling interest	–	–
Total stockholders’ equity	531,004	321,625
Total capitalization	$531,004	$321,625

DILUTION

The net tangible book value of our company as of June 30, 2016 was $321,625 or $0.01 per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock on June 30, 2016.

Our net tangible book value and our net tangible book value per share will be impacted by the 10,000,000 shares of common stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $1.75 per share.

We are registering 10,000,000 shares of common stock for sale by our company. If all shares are sold at the offering price of $1.75 per share, less estimated offering expenses of $35,000, our net tangible book value as of June 30, 2016 would have been $17,786,625 or approximately $0.40 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.39 per share and an immediate dilution to new stockholders of $1.35 per share. The following table illustrates the per share dilution:

Assumed public offering price per share			$1.75
Net tangible book value per share before this offering		$0.01
Increase attributable to new investors		$0.39
Net tangible book value per share after this offering			$0.40

Dilution per share to new stockholders	$		$1.35

Holders of our Common Stock

As of September 30, 2016, 34,574,706 shares of our common stock were outstanding and held of record by approximately 17 shareholders of record.

Securities Authorized for Issuance Under Equity Compensation Plans

We have not adopted an Equity Compensation Plan.

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DESCRIPTION OF THE BUSINESS

Company Background.

Focus Universal Inc. (the “Company”, “we”, “us” or “our”) is a Nevada corporation that is a provider of handheld sensor devices and a wholesaler of various air filters.

We are based in the City of Industry, California, and were incorporated in Nevada in 2012. In December 2013, we filed an S-1 registration statement that went effective on March 14, 2014.

Our website is www.focusuniversal.com. Our website and the information contained therein or connected thereto are not intended to be incorporated into this Registration Statement on Form S-1.

Focus Universal Inc. is primarily a handheld systems and filters wholesaler to distribution platforms. We are also researching, developing, and manufacturing a universal smart instrument device and working on specializing in the development and commercialization of such universal smart technologies and instruments. We define universal smart technology as commercial technology with an integrated platform, which provides a unique and universal solution for test and measurement made up of off-the-shelf parts. We are working on developing a universal sensor node and gateway system that use the data processing capabilities of a smartphone to display readings of multiple probe modules. We are also researching the development of an anti-counterfeit authentication technology that we believe could address the problem of counterfeit production by attempting to authenticate consumer goods. We call this device the “Ubiquitor” because it can be used to wirelessly measure and test a variety of electrical and physical phenomena such as voltage, current, temperature, pressure, sound, light, and humidity.

The Ubiquitor, which we have created and have manufactured in limited quantities, utilizes a standard desktop computer with Mac OS, Windows OS, an Android-based or iOS-based smartphone, or mobile tablet device as a platform that communicates with a group of sensors or probes manufactured by different vendors in a manner that requires the user to have little or no knowledge of their unique characteristics. The data readout is displayed on the computer, smartphone, or tablet display in a program or application we intend to create. We are designing the application software (the “App”) to have a graphical representation of control and indicator elements common in real instruments such as knobs, buttons, dials, and graphs, etc. Our developers are designing and implementing a soft control touch screen interface which supports real-time data monitoring and facilitates instrument control and operation.

Until March 31, 2016, we offered a full range of web services, including web marketing services, social and viral marketing campaigns, search engine optimization consulting, custom web design, website usability consulting and web analytics implementation. We generate our revenue from providing these services to small and medium sized businesses. We focused on providing one-off services, such as development of a fully functioning website or creation of a marketing strategy plan, to small business clients.

Through a merger with Perfecular Inc, we strategically expanded our services to the manufacture and marketing of high-tech electronic devices. We sell handheld sensor systems and filters wholesale to distribution platforms and are working on developing a universal sensor node and gateway system that use the data processing capabilities of a smartphone to display readings of multiple probe modules. We are also researching the development of an anti-counterfeit authentication technology that we believe could address the problem of counterfeit production by attempting to authenticate consumer goods.

On December 29, 2014, Xu Tang and Desheng Wang, two non-affiliates, acquired over 90% equity of the Company. That same date, the current officers and directors, Ms. Tatyana Popova resigned as Chief Executive Officer and President of the Company and Ms. Elena Ignatenko resigned as Treasurer, Secretary, Chief Financial Officer, principal accounting officer, and principal financial officer of the Company. Upon such resignations, Desheng Wang was appointed as the Chief Executive Officer and Secretary of the Company, Xu Tang was appointed as the President of the Company, Yan Chen was appointed as the Senior Vice President, and Messrs. Wang, Tang, and Chen accepted such appointments.

On October 21, 2015 Xu Tang entered into a stock purchase agreement whereby he collectively sold 3,260,000 shares of the Company’s Common Stock to eight unrelated persons using private funds to purchase the shares. This represented at the time 49.5% of the Company’s outstanding common stock and represented a material change in control of the Company’s ownership.

To the Company’s knowledge, there are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.

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Effective as of October 21, 2015, Xu Tang and Yan Chen resigned from their positions as President and Senior Vice President, respectively, of the Company. There are no disagreements between the Company and Messrs. Tang and Chen. Dr. Edward Lee has been appointed to serve as President of the Company.

Also effective as of October 21, 2015, Dr. Jennifer Gu and Dr. Edward Lee were appointed as directors of the Company, and Dr. Gu and Dr. Lee accepted such appointments. Thereupon, each of Xu Tang and Yan Chen resigned as directors of the Company. Accordingly, effective as of the 10th day after the accompanying Information Statement is filed with the Securities and Exchange Commission and transmitted to the shareholders of the Company, each of Dr. Jennifer Gu and Dr. Edward Lee would become members of the Board of Directors, and the entire Board of Directors would consist of Dr. Desheng Wang, Dr. Jennifer Gu, and Dr. Edward Lee.

In 2015, we leased a warehouse in Los Angeles County, California. We have relocated our headquarters to the Los Angeles area to expand our existing operations and grow the company. We subleased part of the warehouse space to Perfecular Inc., a related company that was majority-owned by Desheng Wang, one of our directors, officers, and control shareholders. In 2015, we acquired Perfecular.

Scientific Instrument Research, Development and Sales

Industry Background and Overview

Through our acquisition of Perfecular Inc., we entered into the scientific instrument industry, specifically the instrument sensor industry. Instrument sensors are devices specifically designed and constructed for sensing and measuring physical variables that are useful in: (i) industrial operations; (ii) environmental, commercial and medical applications; (iii) research and development in a variety of industries; and (iv) the daily lives of electronics consumers.

We believe that instrument sensors are important in modern science, having applications in both the industrial and educational fields. In recent years, significant progress has been made in instruments and instrumentation systems. The performance of measuring and monitoring instruments has improved considerably in the computer age. Analog instruments are used to indicate the magnitude of the quantity in the form of pointer movement. Digital instruments, on the other hand, specify the quantity in a digital format, they can be read easily, and are more accurate than the analog multi-meters, reducing interpolation and reading errors. Digital instruments offer significant advantages over analog devices. The auto-polarity function of digital devices prevents various problems. Parallax error which occurs when the pointer of an analog instrument is viewed from a different angle, which may cause users to see and read a different value are eliminated as well. Digital instruments are free from wear and potential shock failures because they have no moving parts. With the advancements in technology of integrated circuits, digital instruments are becoming increasingly compact and accurate. Key market players of analog and digital instruments include Thermo Fisher Scientific, Danaher Corporation, Mettler Toledo, Metrohm USA, Hanna Instruments, Agilent Technologies, and Perkin Elmer.

Most modern instruments are digital. They are designed for measuring various physical quantities in objects; and consist of the following functional components:

•	Data acquisition. This is the process of sampling signals that measure real world physical conditions and converting the resulting samples into digital numeric values that can be manipulated by a microprocessor. The components of data acquisition systems include:

a.	Sensors, to convert physical parameters to electrical signals;
b.	Signal conditioning circuitry, to convert sensor signals into a form that can be converted to digital values;
c.	Analog-to-digital converters, to convert conditioned sensor signals to digital values. It normally operates on conditioned signals, that is, signals that have already been filtered and amplified by analog circuits.

•	Storage and communication components. Application-specific input/output (I/O) components. In digital instrumentation systems, the transmission of data between devices is realized relatively easily by using serial or parallel transmission techniques.
•	Ancillaries such as displays and power supplies and application specific software.

Traditional hardware-centered instrumentation systems are made up of multiple stand-alone instruments that are interconnected to carry out a determined measurement or control an operation. They have fixed vendor-defined functionality, are very powerful and large, expensive, and cumbersome. They also require a lot of power, and often have excessive amounts of features that are not user friendly. Users generally cannot extend or customize them easily. The knobs and buttons on the instrument, the built-in circuitry, and the functions available to the user, are specific to the nature of the instrument.

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Instrument inter-operability and connectivity allow the Ubiquitor to communicate and work with other instruments manufactured by different vendors, in a manner that requires the user to have little or no knowledge of the unique characteristics of those instruments. Traditional instruments, including traditional hardware-centered instrumentations and software centered virtual instrumentations, are specifically designed, constructed and refined to perform one or more specific tasks. Most of the instruments on the market come with a variety of connectivity technologies and do not have the built-in firmware or software to support the connectivity and inter-operability of instruments without drastically revising the application software across instrument brands. Unfortunately, while the instrument drivers simplify software development and maintenance, they did not address hardware obsolescence since each manufacturer has their own drivers and application and none are compatible, current applications are limited only to large, expensive test and measurement instruments.

The first attempt to address the instrument scalability was when we added the wireless sensor network. A wireless sensor network (WSN) is a network formed by a large number of spatially dispersed and dedicated sensor nodes, where each node is equipped with sensors for detecting or monitoring physical or environmental conditions, and organizing the collected data at a central location. Although each sensor node is capable of only a limited amount of processing, when coordinated with the information from a large number of other nodes, they can measure a given physical environment in great detail.

The major obstacles to the implementation of wireless sensor networks is wireless network programming. Wireless sensor networks are inherently more unreliable than traditional distributed systems. They are built to adapt to changing, and node and link errors such that the network continues to serve its intended purpose even when parts of network have failed. Traditional programming technologies rely on operating systems to provide abstraction for processing, I/O, networking, and user interaction hardware. When applying such a model to programming networked embedded systems, such as sensor network, the application programmers need to explicitly deal with message passing, even synchronization, interrupt handling, sensor reading, unreliable communication channels, conflicts, latency, irregular arrival of messages and simultaneous events, etc. The complexity of designing and implementing this kind of application requires professional programmers and non-conventional paradigms for protocol design. Wireless sensor network applications are still at an early stage of development in the industry.

A universal instrument is a versatile device which combines many individual instrument functions, sensors and probes in a single unit. It has a primary purpose, but also incorporates other instrument’s functionalities. One instrument could perform many different measurements and control and substitute many other instruments. It utilizes a variety of probes to connect to the device for a wide variety of process measurement and control. A universal instrument offers superior sensor or probe compatibility, versatility, inter-operability, connectivity and scalability. Theoretically, it is feasible to design a universal instrument which is compatible with all sensors or probes on the market, and capable of monitoring and controlling any combination of sensors or probes.

Despite the undoubted usefulness of the universal instruments, one of the major obstacles that prevent the universal instruments from being adopted by end users is their cost. The cost of a $10 traditional instrument, which incorporates the functions of a $1000 instrument, may have to increase its cost to the order of $1000. The end user who just needs a $10 traditional instrument for his applications certainly does not have the motivation to spend $1000 for functions he does not need. Functionality always needs to be balanced against cost. The knobs and buttons on the instrument, the built-in circuitry, and the functions available to the user, are specific to the nature of the instrument, making them very expensive and hard to adapt.

Smartphones and tablets have been considered recreational devices for communicating, playing games and streaming videos, but they are also one of the most powerful tools engineers use for designing, validating, and producing products. These ubiquitous smartphones perform better than most instrumentation in many fields. Because of their network connectivity, smartphones and tablets are great tools for remotely viewing measurements. However, their small size and processing power also makes them effective for portable measurements. The ubiquity of wireless connectivity combined with increasing functionality and the speed of connected devices and mobile networks will further drive consumer demand for more cost effective smartphone based instruments. Building an application for a smartphone or tablet and turning a smartphone or tablet to an instrument is not a trivial task. Many of the instrument manufacturers have limited or no expertise programming for mobile platforms and designing wireless hardware. To help instrument manufacturers take advantage of these smart devices, Perfecular Inc., has dedicated many years of research and development efforts into designing, manufacturing, marketing and promoting wireless smart technology and products.

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As opposed to traditional instruments, a universal smart instrument takes the maximum advantage of the latest smartphone or mobile device. These devices support powerful computational capability, standard touch screen interface, ubiquitous wireless connectivity, audio, video, GPS, text, email and almost unlimited functions or applications available to users and not contained in the traditional instrument. The instrument control panel is realized on the smartphone by applying the interactive graphical representation of control and indicator elements common in real instruments such as knobs, buttons, dials, graphs, etc. A soft control touch screen interface which supports real-time data monitoring facilitates instrument control and operation. Most traditional instruments do not have sufficiently powerful computational capability to deal with the demanding applications of modern industrial measurement systems. On the contrary, in universal smart instruments, a smartphone or mobile device is an integral part of the instrument system, so its strong computational and control capabilities can be applied to deal with various industrial measurements. Universal smart instruments unify heterogeneous measurement probes on the market into a single device that can be readily modified or expanded when new technologies need to be added to the existing system or current measurement requires change. Universal smart instruments also make use of the internet to publish and share data, this was never achieved in the conventional propriety instruments. The promise of universal smart instruments is closely associated with the development and proliferation of mobile smart technologies, which provide the major technical support to the universal smart instruments such as attractive graphical user touch screen interface, data processing and analysis capabilities, video and audio, cameras, GPS, ubiquitous wireless connectivity and internet based communications. These features embody the advantages of universal smart instruments which were lacking in the stand-alone instrument system.

Using an already purchased smartphone to replace the traditional instrument hardware, means a considerable amount of development time and hardware costs are saved. The hardware and software in the universal smart instrument offers outstanding features such as open structure, modularity, reusability, inter-operability. The user and instrument manufacturers can easily add or change an instrument module for a special industrial application without needing to purchase a new industrial measurement system and redesign their instrument from scratch, the expandability of an industrial measurement system is significantly increased. Universal smart instruments also automatically identify the probes and configure the device for the user. Plug-and-play represents a vast improvement over traditional instruments, as it removes the burden of device integration from the user, allowing instruments and probes to inter-operate freely. By utilizing universal smart technology, the traditional instrument design was simplified to the minimal, only one data acquisition module is needed. The knobs, buttons and dials used in the traditional instruments were eliminated and replaced by the graphical user touch screen interface.

Universal smart protocol focuses not only on the design of the hardware and software modules, but also on the design of the overall universal smart instruments system, guided by the structured, universal and modular principles. It is open to instrument manufacturers, software and hardware developers.

Compatibility: The compatibility in universal smart instrument system refers not only to the compatibility between the same types of instruments from different manufactures, but also to the compatibility between various instrument types. The full inter-operability and absolute instrument interchangeability was addressed in the protocol.

Universality: All functionalities of the traditional instruments are integrated into a single unit, allowing different data acquisition modules to execute on the same mobile platform. Thus, the interoperability between various sensors or probes can be achieved.

Upgradeability: The most traditional instrument interface is a unidirectional application, the instrument performs its task and transmits results to the interface device in one direction only. Many traditional instruments have been limited by design to unidirectional interfaces. They only perform monitoring tasks and share a majority of functions of the bi-directional controlling instruments, however, they cannot be upgraded to controllers. End users have to purchase a new controlling instrument for their applications. Taking advantage of the secure bi-directional wireless communications and interface supported by smartphones or mobile devices, universal smart instruments, which deliver data between the smartphone and sensors back and forth, can be readily modified or upgraded by adding the corresponding actuators for controlling applications. Sensors or probes measure the output performance of the device being controlled and give feedback to the input actuators that can make corrections towards the desired performance.

Expandability and Scalability: Similar to sensor network technology, universal smart instruments are more flexible than sensor networks. They can currently monitor and control a few hundreds of sensors or probes. They automatically identify and configure the corresponding graphical user interfaces. End users are free to add or removes sensors or probes. All communication protocols supported by smartphones are integrated in the software design including WI-FI, blue tooth, cellular network technology and wired form through the audio port on the smartphone.

Security: Universal smart instruments have the sensor security built-in data acquisition module and help companies meet sensor security requirements, preventing unauthorized users from accessing the sensor measurements and control. Unauthorized access of the universal smart instruments sensors is forbidden.

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Modularity: Increasing instrument complexity is driving instruments to become more modular. The knobs and buttons on the instrument, the built-in circuitry, and the functions available to the user used in traditional stand-alone instruments duplicate these components for each instrument, adding cost and size. Universal smart instruments divide all instruments into three parts: smartphones including their application software, wireless communication module (we called the universal smart device), which is not needed in the wired form, and task-specific data acquisition module. The smartphone is used and purchased, no research and development is needed. Universal smart devices were developed and manufactured by Perfecular Inc. Both hardware and software, including wired or wireless communication protocols, were developed and well tested. The only work needed to be done is the design and manufacture of the task-specific data acquisition, which is just a fraction of the traditional stand-alone instrument design. The high degree of modularity saves a lot of time in development, maintenance, and support. Modular hardware and software limits the time needed to test products so developers can spend more of their energy on innovation.

Fast prototyping: Our cost effective, fully production-ready wireless hardware and software have a huge market advantage in shorting design, build, test and fix cycles.

Reducing inventory: A vast majority of the instrument modules in the traditional instruments can be replaced by the smartphone and Ubiquitors, reducing instrument inventory.

Plug-and-Play Operation: Sensors can be used in any combination and plugged into a Ubiquitor, and ready for use without special ordering or software configuration.

Simplification and Standardization: With the integration of the universal smart technology in the instrumentation, instrument design and manufacturing are simplified, and only data acquisition modules are required to be designed and manufactured.

Cloud instrumentation: Users can access the universal smart cloud-enabled instrument via its web interface from any web-enabled device, to control the instrument, monitor and collect data, or change settings.

Sensor Family: The essential characteristics that constitute an interchangeable and interoperable "sensor family" are all compatible with the Ubiquitor. Since members of a sensor family share the same Ubiquitor, a sensor change is all a universal smart instrument requires to switch from one device to another without revising the universal smart app and redesigning the Ubiquitor.

Cost Saving: Using already purchased smart phone to replace the traditional instrument hardware a considerable amount of development time and hardware costs of up to 90% are saved.

No Smart App and Wireless Communication Programming: Users and instrument manufacturers are free to add, remove or change a sensor module for the special industrial application without needing to create their own smart app.

Instrumentation is a large industry that spans a variety of industries including commercial, industrial, military, medical, healthcare, scientific and even for consumer’s use in their daily life. The industrial control and factory automation market is expected to reach USD $202.42 Billion by 2020 at a compound annual growth rate (“CAGR”) of 6.73% from 2015 to 2020.1 The smart sensor market alone is expected to grow to USD $57.77 Billion by 2022, at a CAGR of 18.1% between 2016 and 2022.2

McKinsey Global Institute estimated that the impact of the Internet of Things on the global economy might be as high as $6.2 trillion by 2025.3 Cisco predicts the global Internet of Things market will be $14.4 trillion by 2022.4

Instrument manufacturers face enormous economic pressure because they cannot afford proper research and development resources and do not possess the programming expertise to program for mobile platforms while designing smartphone compatible wireless hardware. In addition, moving the traditional instruments to the cloud creates an imminent need to reduce overall costs of their products and gain a competitive edge in the marketplace. We have dedicated ten years of research and development efforts on designing, manufacturing, marketing and promoting our universal wireless smart technology and products. We believe that our universal smart technology will save customers money, time and resources – when implemented and adopted efficiently. From the customer’s perspective, a smartphone is the crucial and integral part of the universal smart technology and is used to replace a large fraction of traditional instrument hardware, end users do not need to spend extra money on which they already purchased.

[1 http://www.marketsandmarkets.com/Market-Reports/factory-industrial-automation-sme-smb-market-541.html

2 http://www.marketsandmarkets.com/Market-Reports/smart-sensor-market-43119772.html

3 http://www.mckinsey.com/industries/high-tech/our-insights/the-internet-of-things-sizing-up-the-opportunity

4 http://www.forbes.com/sites/louiscolumbus/2015/12/27/roundup-of-internet-of-things-forecasts-and-market-estimates-2015/#2305058e48a0

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Our Approach to Measurement and Sensing

We offer a different approach that links handheld devices and sensors with common smartphone computing power through an application on the smartphone in both IOS and Android devices. Tapping into the computing power of a smartphone enables a measurement device to increase its capabilities.

We also offer an array of traditional handheld meters through our wholesale distribution platform.

Filter and Handheld Meter Wholesaler

We are a wholesaler of various filtration products and digital meters. We source our products from manufacturers in China and then sell to a major U.S. distributor who resells our products directly to consumers through retail distribution channels. Specifically, we sell the following products.

Fan Speed Adjuster device. We provide a fan speed adjuster device to retailers and distributors. Designed specifically for centrifugal fans with brushless motors, our adjuster device helps ensure longer life by preventing damage to fan motors by adjusting the speed of centrifugal fans without causing the motor to hum. These devices are rated for 350 watts max, have 120VAC voltage capacity and feature an internal, electronic auto-resetting circuit breaker.

Carbon filter. We also sell two types of Carbon filter to distributors. These Carbon filter are professional grade filters specifically designed and used to filter air in greenhouses that might be polluted by fermenting organics. One of these filters can be attached to a centrifugal fan to scrub the air in a constant circle or can be attached to an exhaust line as a single pass filter, which moves air out of the growing area and filters unwanted odors and removes pollens, dust, and other debris in the air. The other filter is designed to be used with fans from 0-6000 C.F.M.

HEPA filter. We provide an organic air high efficiency particulate arrestance (“HEPA”) filter at wholesale prices to distributors and retailers. Manufactured, tested, certified, and labeled in accordance with current HEPA filter standards, this device is targeted towards greenhouses and grow rooms and designed to keep insects, bacteria, and mold out of grow rooms. We sell these devices in various sizes.

Digital light meter. We provide a handheld digital light meter that is used to measure luminance in fc units, or foot-candles. The meter we sell is designed to be full cosine corrected for the angular incidence of light (meaning if you are not holding the sensor perpendicular to the light source, the sensor will still read the light correctly). The meter has a built-in low battery indicator and is designed to accurately measure to 40,000 FC.

Quantum par meter. We provide a handheld quantum par meter used to measure photosynthetically active radiation (“PAR”). This fully portable handheld PAR meter is designed to measure PAR flux in wavelengths ranging from 400 to 700 nm. It is designed to measure up to 10,000 umol.

Ubiquitor Wireless Universal Sensor Device

Our “Ubiquitor,” device will be a handheld fully modular system with a universal sensor node and gateway system that will use a smartphone as the output display module that displays the readings of various probe modules. We have initial functioning prototype devices created and intend to develop this into full-scale production. The Ubiquitor will be a wireless sensor device that combines measuring tools with smartphone technology to quickly deliver sensor node data on desktop and mobile phone screens. The Ubiquitor’s sensor analytics system will integrate event-monitoring, storage and analytics software in a cohesive package that provides a holistic view of sensor data it is reading.

The physical hardware consists of:

1.	The sensor probes, which come in hundreds of different varieties of sensor instruments in the form of a USB stick, with both male and female ports; and
2.	The main hardware gateway, a small cell phone size device with integrated circuits.

This device can connect up to 2.5 kilometers of sensor instruments, and integrate data using embedded software to display the data and all analytics onto a digital screen (desktop or mobile displays) using a Wi-Fi connection. Most types of probes can connect to the hardware. If the sensor size is bigger than the standard probe size, it is possible to simply use a USB cable to connect the probe and the hub. All data and analytics are displayed on a single screen, with tools that record and keep track of all measurements, and sort and display analytic information in easy to read charts.

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The Ubiquitor is a general platform that collects data in real time, up to 100hz per second, and thus is intended to be adapted to many industry uses.

The Ubiquitor is a multipurpose wireless intelligent sensor device. The Ubiquitor’s greatest advantage is universal compatibility. Currently, the Ubiquitor device could simultaneously accommodate more than 256 different types of sensors. Users could use their smartphones to simultaneously operate and monitor over 256 kinds of sensor readings. With Perfecular’s technology, users only need to obtain the sensors, facilitating ease and convenience of use. Using a smartphone, users can collect and analyze data in real time.

By using the smartphone as a substitute platform, we believe we will achieve the following efficiencies:

1.	Cut production costs. Smartphone technology will advance and become more widely used than the vast majority of products on the small sensor device market. By utilizing smartphone technology, the Ubiquitor will add superior functionality and performance, vastly improving the product’s quality and cutting production costs from 70% to 90% compared to traditional wired sensor devices.
2.	Reduce the effort required to develop a new sensor product. With the Ubiquitor, we believe that there will be no need for device manufacturers to research and develop the new monitoring and operating components because they will just need to develop new sensors based on our software technology.
3.	Reduce clutter. It is anticipated that the Ubiquitor dispenses with the hassle of hooking up cables, since it is based on wireless transmission of data.

Strategy and Marketing Plan

We have designed, manufactured, marketed and distributed our electronic measurement devices, such as temperature humidity meters, digital meters, quantum PAR meters, pH meters, TDS meters and CO2 monitors, for many years and have many loyal customers. The universal smart technology has been applied to our existing traditional devices and demonstrated functionality and hardware cost savings. We believe we have achieved hardware cost savings in the range of 70% to 90%. Prototypes were sent to our customers for demonstrations and evaluation. Currently, we are in the stage of producing a pilot manufacturing run. The first round of pilot production was completed in May, 2016. The second round of pilot production was completed in July 2016.

Smartphones are an integral part of our wireless universal smart technology system. Both wireless and wired communication connectivity are used and targeted on different applications. In wired connectivity, the data acquisition module is connected through the audio port in the smartphone. The smartphone is used to replace a traditional instrument. Compared with the wireless solution, the wireless communication module or even the power supply used for data acquisition module are eliminated in the design, as a consequence of this some hardware costs are saved. End users are not able to access the sensors or probes remotely. We believe that the instruments based on wired universal smart technology are not as convenient as their wireless counterparts. Currently, in the industry, however, wired instruments are cheaper.

We believe that being the first ones in the market provides a significant and sustained market-share advantage over later competitors. We first focus on our existing instruments and convert them to universal smart devices and market them to our existing customers.

We are putting together an internal sales team with the proceeds of the offering in order to get established for the marketing efforts.

We believe that wireless universal smart technology will play a critical role for traditional instrument manufacturers, as it is too expensive and difficult to develop for medium or smaller companies. The cost factor is the first consideration when deciding whether a company wants to develop smart wireless technologies and implement them in their products. There are hundreds of thousands of instrument manufacturers and trillion-dollar revenues for this industry in China. We plan to open a sales department in China dedicate to promoting our technologies to local instrument manufacturers.

Smartphones have been seamlessly integrated into our daily life. A large number of functions and services have become accessible to the masses through the use of smart phones. The proliferation of the smartphone and its user-friendly interface, which allows access to digital information, will cause these devices to become a crucial part of our wireless universal smart instruments.

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Our goals over the next three years include:

•	Raise capital to move to full manufacturing and production for our Ubiquitor device;
•	Partner with manufacturers and promote the adoption of our Ubiquitor platform;
•	Acquire a stable market share of the handheld wireless sensor device market;
•	Continue to develop market share in our wholesale distribution of sensors and filters; and
•	Utilize our internet marketing strategies to market our handheld sensors and filters.

In order to achieve these goals, we intend to focus on the following initiatives:

•	Position the Ubiquitor product as the industry standard in universal wireless sensor reading technology;
•	Establish strategic supply chain channels to facilitate efficient production operations; and
•	Communicate the product and service differentiation through direct networking and effective marketing.

Distribution Method

We intend to continue to engage in relationships with Chinese manufacturers and then distribute our products to distributors and retailers directly from the Chinese manufacturers and then we intend to distribute the Ubiquitor by selling directly to traditional instrument manufacturers. We believe that traditional instrument manufacturers will adopt this technology since the Ubiquitor device is intended to consolidate various other sensors.

We intend to manufacture and market the Ubiquitor and sell it directly to consumers or distributors using internet marketing and also using channels such as Amazon.com and to launch the product through crowdfunding sites like indiegogo and kickstarter.com. We also intend to establish a marketing department overseas in China.

Raw Materials

The electronic components used in the Ubiquitor are common and can be easily purchased. Production and assembly lines are also available worldwide.

Manufacturing and Production

We have a limited production facility in California where small and medium sized circuit board production can take place until we have enough sales to convert manufacturing to a large-scale manufacturing facility in China, where we have key strategic relationships with manufacturing facilities.

Competitors

There are several competitors we have identified in the wireless sensor node industry, including traditional instruments or devices manufacturers such as Hanna Instruments or Extech Instruments.

Hach developed and launched SC1000 Multi-parameter Universal Controller, a probe module for connecting up to 8 SC sensors and their products are not compatible with smart phones yet and we believe their price-point is still prohibitive to consumers.

Monnit Corporation offers a range of wireless or remote sensors. Many of Monnit’s products are web-based wireless sensors usually are not portable because of the power consumption. Also, the sensors real-time updates are slow and we believe security of the web-based sensor data acquisition also may be a concern. In addition to purchasing the device, consumers usually have to pay monthly fee for using web-based services.

We are not trying to compete with traditional instruments or device manufacturers because we utilize our Ubiquitor universal smart device in conjunction with our generic instruments smartphone application, which we believe will be a completely different product category.

Patent, Trademark, License and Franchise Restrictions and Contractual Obligations and Concessions

On January 20, 2016 we filed provisional patent application number 62/281,104 with attorney docket number PER1.PAU.01.0 and Confirmation No. 2212. This provisional patent application protects the Ubiquitor universal sensor device. We do not own, either legally or beneficially, any trademarks. We filed the trademark “Ubiquitor” on July 10, 2016, under Serial No.:  87068020.

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Research and Development Activities

Other than time spent researching our proposed business we have not spent any funds on research and development activities to date. We do not currently plan to spend any funds on research and development activities in the future.

Compliance with Environmental Laws

We are not aware of any environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future, that impact issues specific to our business.

Employees

As of the date of this Registration Statement we have seven full-time and two part-time employees, the Company’s officers, our President Dr. Edward Lee, our Chief Executive Officer, Chief Financial Officer, and Secretary, Desheng Wang. Our officers and directors are responsible for planning, developing and operational duties, and will continue to do so throughout the early stages of our growth. Our seven full-time employees are working in the warehouse orchestrating the development and distribution of our handheld sensor devices as well as our filters.

Reports to Securities Holders

We provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules for a small business issuer under the Securities Exchange Act of 1934. We are subject to disclosure filing requirements including filing Form 10K annually and Form 10Q quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549.

The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited financial statements and notes thereto included herein. In connection with, and because we desire to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward looking statements in the following discussion and elsewhere in this report and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward looking statements made by, or our behalf. We disclaim any obligation to update forward-looking statements.

Results of Operations

For the nine months ended December 31, 2015 compared to the nine months ended December 31, 2014 (unaudited)

Revenue, cost of sales and gross profit

Our gross revenue from online marketing and consulting services for the nine months ended December 31, 2015 and December 31, 2014 was $17,848 and $20,150, respectively. Our cost of revenues for the nine months ended December 31, 2015 and December 31, 2014 was $6,075 and $9,000, respectively, resulting in a gross profit of $11,773 and $11,150 for the nine months ended December 31, 2015 and December 31, 2014, respectively.

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All of our revenues are derived from custom web design, development of online and social media strategy, advertising campaign planning and social media consulting. All the work, except web development, was performed by our former officers and directors until the first quarter of 2015 at which point the work was performed by our third party consulting firm MorePro Marketing, Inc. An independent third party contractor performed the web development. We do not have long-term contracts with any of our clients and rely on signing new clients in order to generate additional revenues.

Through the merger with Perfecular Inc, we have strategically expanded our services to the manufacture and marketing of high-tech electronic devices. We will wholesale handheld sensor systems and filters to distributers and other retail chain stores. We are also working on development of a universal sensor node and gateway system that uses the data processing capabilities of a smartphone to display readings of multiple probe modules. We are also researching the development of an anti-counterfeit authentication technology that we believe could address the problem of counterfeit production by attempting to authenticate consumer goods.

Operating Expenses

The major components of our operating expenses for the nine months ended December 31, 2015 and December 31, 2014 are outlined in the table below:

	Nine Months Ended December 31, 2015	Nine Months Ended December 31, 2014	Increase (Decrease) $

General and administrative	$45,517	$38,920	$11,097
Compensation - officers	–	9,000	(9,000)
Professional fees	71,153	12,000	54,653
	$116,670	$59,920	$56,750

The increase in our operating costs for nine months ended December 31, 2015, compared to nine months ended December 31, 2014, was due to an increase in our corporate activities, an increase in expenses related to implementation of our business plan and an increase in professional fees. General and administrative expenses of $45,517 represent office rent of $25,409 (December 31, 2014: $1,227), miscellaneous office expenses of $10,864 (December 31, 2014: $6,448), filing fees of $6,528 (December 31, 2014: $6,580) and transfer agent fees of $2,718 (December 31, 2014: $13,137). Professional fees represent audit and accounting fees of $20,950 (December 31, 2014: $12,000) and legal fees of $50,203 (December 31, 2014: $0).

Until December 29, 2014, the former President of the Company provided management consulting services to the Company. During the nine months ended December 31, 2015, management consulting services of $0 (December 31, 2014: $9,000) were charged to operations.

Net Losses

During the nine months ended December 31, 2015 and 2014, we incurred net losses of $109,615 and $48,770, respectively, due to the factors discussed above.

Liquidity and Capital Resources

Working Capital

	As of December 31, 2015	As of June 30, 2016
Current Assets	$1,005,437	$608,598
Current Liabilities	$(499,656)	$(314,842)
Working Capital (Deficit)	$505,781	$293,756

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Cash Flows

The table below, for the periods indicated, provides selected cash flow information:

	For the nine months ended December 31, 2015	For the nine months ended December 31, 2014

Cash provided by (used in) operating activities	$123,313	$(63,253)
Cash used in investing activities	$(1,640)	$–
Cash provided by financing activities	$632,335	$55,981
Net increase (decrease) in cash	$754,008	$(7,272)

Due to the merger with Perfecular Inc. we anticipate that for the next 12 months we will be generating cash from more diversified revenue stream as mentioned under Item 1, Company Background. We believe that our cash generated from operations and cash on hand will provide sufficient capital to fund our operations and meet our cash needs on a short term and long-term basis for the next twelve months. We intend to finance our internal growth with cash on hand, cash provided from operations, borrowings, debt or equity offerings, or some combination thereof to expand our business so that we can meet our cash needs.

Cash Flows from Operating Activities

Our cash flows from operating activities represent the most significant source of funding for our operations. The primary use of our operating cash include funding general operating expenses (marketing, travel, legal and professional expenses, and office rent) and cost of revenues. Our cash provided by operating activities generally follows the trend in our net revenues and operating results.

Our net cash generated by operating activities of $123,313 for the nine months ended December 31, 2015 was primarily the result of our net loss of $109,615 largely offset for cash flow purposes by changes in our operating assets and liabilities. These changes include an increase in accounts receivable of $106,889, inventories of $51,174, prepaid expense of $3,096, rent deposit of $1,630, accounts payable and accrued liabilities of $267,072, and customer deposit of $140,029, and a reduction in accounts payable to related parties of $12,927. The increase in accounts receivable, inventories, accounts payable and accrued expense, and customer deposit was due to the merger with Perfecular Inc. on December 31, 2015. The increase of prepaid expenses was due to the payment of $10,000 annual fees to OTC Markets Group Inc. that covers a period from September 1, 2015 to August 31, 2016. As of December 31, 2015, the Company expensed a portion of these fees in the amount of $6,668. The increase in deposits was due to utility deposits paid for nine months ended December 31, 2015.

The net cash used in operating activities of $63,253 for the nine months ended December 31, 2014 was primarily the result of our net loss of $48,770, and changes in our operating assets and liabilities. These changes include an increase in prepaid expenses of $6,538, a reduction in accounts payable and accrued liabilities of $16,945 and an increase in amounts due to related party of $9,000. The increase in prepaid expenses was due to the payment of $10,000 annual fees to OTC Markets Group Inc. that covers a period from September 1, 2014 to August 31, 2015. As of December 31, 2014 the Company expensed a portion of these fees for the months of October through December in the amount of $1,962.

We expect that cash provided by operating activities may fluctuate in future periods as a result of a number of factors including fluctuations in our net revenues and operating results, utilization of new revenue streams, collection of accounts receivable, and timing of billings and payments.

Cash Flows from Investing Activities

The net cash used in investing activities of $1,640 for the nine months ended December 31, 2015 represents funds used to purchase furniture for the Company.

We did not generate or use any cash from investing activities during the nine months ended December 31, 2014.

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Cash Flows from Financing Activities

The Company borrowed short-terms loans from its shareholders for a total of $19,533.

We borrowed $63,369 during the nine months ended December 31, 2015, from a related party entity, Vitashower, Corp., which is under common ownership and management.

During the nine months ended December 31, 2015, the Company repaid $20,000 loan to a related party.

During the nine months ended December 31, 2015, the Company repaid $100,000 loan to a shareholder.

On December 30, 2015, the Company issued 27,994,706 shares of common stock to shareholders of Perfecular Inc. to acquire all of the issued and outstanding shares of Perfecular’s common stock in a 47.6333 to one exchange ratio. Total proceeds received from this transaction amounted to $669,433.

During the year ended March 31, 2014, the Company’s Registration Statement on the Form S1 filed with the Securities and Exchange Commission was declared effective. As of March 31, 2014 the Company received $3,000 in common stock subscription funds. We completed the sale of 2,580,000 shares of common stock at $0.0125 per share for total proceeds of $32,250 and received the balance of $29,670 funds during the nine months ended December 31, 2014.

Management expects to keep operating costs to a minimum until cash is available through financing or operating activities. Management plans to continue to seek, in addition to equity financing, other sources of financing (e.g. bank loan, line of credit, shareholder loan) on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all. If we are unable to generate profits sufficient to cover our operating costs or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations. Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company’s operations.

Results of operations for the three and six months ended June 30, 2016 compared to the three and six months ended June 30, 2015.

Revenue, cost of sales and gross profit

Our consolidated gross revenue for the three and six months ended June 30, 2016, was $86,603 and $170,990, respectively, compared to $2,008 for the respective three and six months ended June 30, 2015. Our cost of consolidated revenues for the three and six months ended June 30, 2016, was $11,689 and $17,419, respectively (June 30, 2015: $2,025 and $3,725, respectively) resulting in a gross profit of $74,914 and $153,571 for the respective three and six months ended June 30, 2016 (June 30, 2015 gross loss: $(17) and $(1,717), respectively.

For the three and six months ended June 30, 2015, we only generated revenue from search engine optimization consulting, internet campaign planning and social media consulting. For three and six months ended June 30, 2016, beside our digital marketing business, we also generated significant amount of revenue from sales of broad selection of garden equipment which was the primary business for Perfecular and is now our primary business.

We hired an independent third party contractor performed the web development since the first quarter of 2015 and this service was terminated on April 30, 2016 because we discontinued offering digital marketing services.

The increase in revenue is primarily driven by the sales from Perfecular of $86,603 and $169,210 for three and six months ended June 30, 2016, respectively. Since the acquisition of Perfecular on December 30, 2015, our revenues have increased and we believe that such revenues could continue to increase as we continue to market and sell our products.

Prior to the merger with Perfecular, management was focused on pursuing growth strategies and opportunities and outsourced the performance of Internet marketing services to third parties rather than performing the Internet marketing services directly. This change in strategy cost more money and generated less immediate revenue. Post-merger, we have been able to distribute a full range of products held as inventory by a related party, Tianjin Guanglee, directly to a range of businesses who have established distribution channels directly with consumers.

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Operating Costs and Expenses

The major components of our operating expenses for the three and six months ended June 30, 2016 and 2015 are outlined in the table below:

	For the Three Months Ended June 30, 2016	For the Three Months Ended June 30, 2015	Increase (Decrease) $
Officer compensation	$30,000	$–	$30,000
General and administrative	71,047	21,639	49,408
Professional fees	23,059	13,048	10,011
Research and development	46,452	–	46,452
Total operating expenses	$170,558	$34,687	$135,871

	For the Six Months Ended June 30, 2016	For the Six Months Ended June 30, 2015	Increase (Decrease) $
Officer compensation	$60,000	$–	$60,000
General and administrative	149,549	27,725	121,824
Professional fees	71,042	40,833	30,209
Research and development	82,982	–	82,982
Total operating expenses	$363,573	$68,558	$295,015

There was a substantial increase in our operating costs for the three and six months ended June 30, 2016, compared to the same period in the three and six months ended 2015 was primarily due to the acquisition of Perfecular in December 2015. Included in operating expenses was $135,204 and $276,075 of expense attributable to Perfecular for three and six months ended June 30, 2016, which was acquired in December 2015.

General and administrative expenses of $149,549 incurred during the six months ended June 30, 2016 primarily consisted of filing fees of $4,183 (June 30, 2015: $1,715), transfer agent fees of $3,902 (June 30, 2015: $1,725), office expenses of $18,706 (June 30, 2015: $5,615), office rent of $47,225 (June 30, 2015: $18,194), office salaries of $72,333 (June 30, 2015: $0), Insurance of $924 (June 30, 2015 $0), advertising cost of $ 1,041 (June 30, 2015 $0) and bank charges of $1,005 (June 30, 2015: $476).

Professional fees increased from $40,833 during the six months ended June 30, 2015 to $71,042 during the six months ended June 30, 2016, an increase of $30,209. The increase in professional fees is due to the change in fiscal year-end, implementation of post-merger business strategies as well as preparation of our financial reports.

Officer compensation of $60,000 and research and development of $82,982 during six months ended June 30, 2016 were expenses attributable to Perfecular. There were no such expenses during six months ended June 30, 2015.

Net Losses

During the six months ended June 30 2016 and 2015, we incurred net losses of $209,380 and $61,748 respectively, due to the factors discussed above.

Liquidity and Capital Resources

Working Capital

	June 30, 2016	December 31, 2015
Current Assets	$608,598	$1,005,437
Current Liabilities	$(314,842)	$(499,656)
Working Capital	$293,7561	$505,781

Cash Flows

The table below, for the periods indicated, provides selected cash flow information:

	For the Six Months Ended June 30, 2016	For the Six Months Ended June 30, 2015
Net cash used in operating activities	$(259,109)	$(70,691)
Net cash used in investing activities	(6,452)	(1,640)
Net cash (used in) provided by financing activities	(82,902)	1,063,723
Net change in cash and cash equivalents	$(348,463)	$991,392

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Due to the merger with Perfecular, Inc. we anticipate that for the next 12 months we will be generating cash from more diversified revenue streams as mentioned under Narrative Description of the Business. We believe that our cash generated from operations and cash on hand may not provide sufficient capital to fund our operations and meet our cash needs on a short term and long-term basis for the next twelve months.  Consequently, we intend to finance our internal growth with cash on hand, cash provided from operations, borrowings, debt or equity offerings, or some combination thereof to expand our business so that we can meet our cash needs.

Cash Flows from Operating Activities

The net cash outflows from operating activities of $259,109 for the six months ended June 30, 2016 was primarily the result of our net loss of $209,379 and changes in our operating assets and liabilities. The net cash outflows from operating activities of $70,691 for the six months ended June 30, 2015 was primarily the result of our net loss of $61,748, and changes in our operating assets and liabilities.

We expect that cash flows from operating activities may fluctuate in future periods as a result of a number of factors, including fluctuations in our net revenues and operating results, utilization of new revenue streams, collection of accounts receivable, and timing of billings and payments.

Cash Flows from Investing Activities

The net cash used in investing activities of $6,452 and $1,640 for the six months ended June 30, 2016 and 2015, respectively represents $3,297 and $1,640 of funds used to purchase property and equipment for the Company for the six months ended June 30, 2016 and 2015, respectively. In addition, the Company advanced $3,155 of funds to a related party during six months ended June 30, 2016.

Cash Flows from Financing Activities

We repaid $63,369 related to advances from a related party and $19,533 to shareholders during the six months ended June 30, 2016.

During the six months ended June 30, 2015, the Company issued a revolving demand promissory note to Perfecular, Inc., in amount of $1,000,000, which will be used as operating capital and to engage management consultants who will help us identify potential growth opportunities. As of June 30, 2015, we had received $959,925 pursuant to this note.

During the six months ended June 30, 2015, we borrowed $100,000 from a shareholder, which is under common ownership and management control, respectively for working capital.

Management expects to keep operating costs to a minimum until cash is available through financing or operating activities. Management plans to continue to seek, in addition to equity financing, other sources of financing (e.g. bank loan, line of credit, shareholder loan) on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all.   If we are unable to generate profits sufficient to cover our operating costs or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations.  Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company’s operations.

Recent Accounting Pronouncements

See Note 2 to the unaudited consolidated financial statements.

Off Balance Sheet Arrangements

As of June 30, 2016, we did not have any off-balance-sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation SK.

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MANAGEMENT

The following table presents information with respect to our officers, directors and significant employees as of the date of this Prospectus:

Name	Age	Position

Dr. Edward Lee*	53	President
Dr. Desheng Wang**	52	Chief Executive Officer, Chief Financial Officer, and Secretary
Jennifer Gu*	49

*Appointed director on October 21, 2015

**Appointed director on December 29, 2014.

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. At the present time, members of the board of directors are not compensated for their services to the board.

Biographical Information Regarding Officers and Directors

Desheng Wang

Dr. Desheng Wang was appointed as Chief Executive Officer, Secretary, and is a director nominee effective as of December 29, 2014. Dr. Wang has over 20 years of professional experience in mobile technology. Dr. Wang earned his Bachelor’s degree from Hebei Normal University, Physics Department in 1985. In 1988, Dr. Wang earned his Master’s degree from Dalian Institute of Chemical Physics at the Chinese Academy of Science in 1988. Dr. Wang earned his Ph.D. in Chemistry at Emory University in 1994. Dr. Wang served as a senior research fellow at California Institute of Technology from 1994-2011. Over the last five years, Dr. Wang has served as president of Vitashower Corporation and as President of Perfecular Inc.

Edward Lee

President and Director. Dr. Edward Lee was born in 1963 in Henan, China. Received his Bachelor’s degree in Mathematics at Lanzhou University in 1983, received his Master’s degree at University of Science and Technology of China in 1985 and earned his Ph.D. in Mathematics at University of Florida in 1991. Dr. Lee worked as an assistant professor at Tsinghua University in 1986 and National University of Singapore in 1992. Dr. Lee currently serves as CEO of AIDP. AIDP is a leading supplier of dietary supplement ingredients, focusing on research & development and marketing and sales of proprietary ingredients like Magtein, KoACT, Predtic X, Long Jax etc. Dr. Lee is also serving as the Vice President of the American Chinese Medicine Association.

Jennifer Gu

Director. Dr. Jennifer Gu was born in 1967 in Anhui, China. Dr. Gu earned her Bachelor’s degree in Biology from University of Florida in 1990 and earned her Ph.D. in Experimental Pathology at University of California, Los Angeles in 1997. She also completed post-doctoral research at the California Institute of Technology in 2004. Dr. Gu is currently serving as the Vice President of Research & Development at AIDP.

EXECUTIVE COMPENSATION

Compensation of Officers

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during 2015, 2014 and 2013 awarded to, earned by or paid to our executive officers.

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Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value & Non-qualified Deferred Compensation Earnings	All Other Compensation	Totals
Position [1]	Year	($)*	($)	($)	($)	(S)	($)	($)	($)
Edward Lee President and Director	2015
Jennifer Gu Director	2015
Xu Tang, President and Director	2015	0	0	0	0	0	0	0	0
Desheng Wang CEO, CFO, Secretary	2015	0	0	0	0	0	0	0	0
Yan Chen Senior Vice President	2015	0	0	0	0	0	0	0	0
Tatyana Popova, Former President, CEO	2015	0	0	0	0	0	0	4,500	4,500
Elena Ignatenko Former CFO, Treasurer, Secretary	2015	0	0	0	0	0		4,500	4,500
Tatyana Popova	2014	0	0	0	0	0	0	3,200	3,200
President, CEO	2013	0	0	0	0	0	0	0	0
Elena Ignatenko	2014	0	0	0	0	0	0	3,200	3,200
CFO, Treasurer, Secretary	2013	0	0	0	0	0	0	0	0

Narrative Disclosure Requirement for Summary Compensation Table

Compensation

Historically, the compensation for our officers consisted of the payments made pursuant to the consulting agreements executed and previously filed with the Commission and incorporated herein by reference. For the year ended March 31, 2015, the annual compensation was $4,500 to each Tatyana Popova and Elena Ignatenko. This compared to the $3,200 they each received at year ended March 31, 2014. We have not provided our named executive officers with perquisites or other personal benefits. As of year-end March 31, 2015, the current officers have not yet formally or informally entered into compensation arrangements pursuant to services provided under consulting agreements or employment agreements.

Retirement, Resignation or Termination Plans

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our company or as a result of a change in the responsibilities of an executive following a change in control of our company.

Directors’ Compensation

The persons who served as members of our board of directors, including executive officers, did not receive any compensation for services as directors for 2015, 2014 and 2013.

Option Exercises and Stock Vested

We do not have a stock option plan in place; therefore, there were no options issued, outstanding, exercised, or stock issued or vested as compensation during the nine months ended December 31, 2015, or the years ended March 31, 2015, 2014 and 2013.

Pension Benefits and Nonqualified Deferred Compensation

The Company does not maintain any qualified retirement plans or non-nonqualified deferred compensation plans for its employees or directors.

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Executive Officer Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information concerning any common share purchase options, stock awards or equity incentive plan awards held by each of our named executive officers that were outstanding as of March 31, 2015.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Edward Lee President	–	–	–	–	–	–	–	–	–
Desheng Wang CEO, CFO, Secretary	–	–	–	–	–	–	–	–	–

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of December 31, 2015: (i) by each of our directors, (ii) by each of the Named Executive Officers, (iii) by all of our executive officers and directors as a group, and (iv) by each person or entity known by us to beneficially own more than five percent (5%) of any class of our outstanding shares. As of September 30, 2016 there were 34,574,706 shares of our common stock outstanding:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Beneficial Ownership %

Common	Desheng Wang, CEO, CFO, and Director	17,000,000	49.169

Common	Edward Lee, President and Director	10,000,000	28.923

Common	Yan Chen	3,000,000	8.676

(1) Applicable percentage of ownership is based on 34,574,706 shares of common stock outstanding on September 30, 2016.

Percentage ownership is determined based on shares owned together with securities exercisable or convertible into shares of common stock within 60 days of December 31, 2015, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of December 31, 2015, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Our common stock is our only issued and outstanding class of securities eligible to vote.

As of September 30, 2016 there were 27,000,000 shares of common stock outstanding owned by our officers and directors.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Consulting services provided by the President, Chief Executive Officer, Secretary and Treasurer and Chief Financial Officer for the nine months ended December 31, 2015 and 2014 were as follows:

	For the Nine Months Ended December 31, 2015	For the Nine Months Ended December 31, 2014

President	$–	$4,500
Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer	–	4,500
	$–	$9,000

Advances to (from) related party

Prior to the merger, the Company granted advances to or from Perfecular Inc. from time to time, and the advances are non-interest bearing. Total advances from Perfecular amounted to $12,448 as of December 31, 2015, and $0 as of September 30, 2016

Loan from stockholders

On February 25, 2015, the Company borrowed $100,000 from a stockholder for working capital. The loan bears an interest rate of 5% annually. The loan is unsecured and is due on demand. The outstanding balance was $100,000 at March 31, 2015, with accrued interest payable of $479 as of March 31, 2015.

From time to time, Perfecular has borrowed short-term loans from shareholders. At December 31, 2015, Perfecular has short-term loans payable totaled approximately $19,533. These loans are due upon the demand of the lender and were unsecured with annual interest rate of 0.55%.

Loan from related party

On February 1, 2015, the Company borrowed $20,000 from Perfecular. This loan is a demand loan payable upon the demand of the lender. The interest rate will accrue at 0.48% per annum and is unsecured. The outstanding balance for this loan was $20,000 and $0 at March 31,2015 and December 31, 2015, respectively.

From time to time, Perfecular borrows from a related party entity, Vitashower Corp., which is under common ownership and management. At December 31, 2015, the outstanding loan and accrued interest payable to Vitashower totaled $63,369. This loan also bears an annual interest rate of 5 percent.

Our management is involved in other business activities and may, in the future become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between our business and their other business interests. In the event that a conflict of interest arises at a meeting of our directors, a director who has such a conflict will disclose her interest in a proposed transaction and will abstain from voting for or against the approval of such transaction.

Director Independence

A director is not considered to be independent if he or she is also an executive officer or employee of the corporation.

Our director, Edward Lee, is also our President; our director Desheng Wang is also our Chief Executive Officer, and Chief Financial Officer. As a result, we have no independent directors on our Board of Directors.

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DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 75,000,000 common shares, par value $0.001 per share.

Authorized and Issued Stock
	Number of shares at September 30, 2016
Title of Class	Authorized	Issued and Outstanding	Reserved
Common stock, par value $.001 per share	75,000,000	34,574,706	-0-

Common Stock

Dividends. Each share of our common stock is entitled to receive an equal dividend, if one is declared. We cannot provide any assurance that we will declare or pay cash dividends on our common stock in the future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our board of directors may determine it to be necessary to retain future earnings (if any) to finance our growth. See “Risk Factors” and “Dividend Policy.”

Liquidation. If our company is liquidated, then assets that remain (if any) after the creditors are paid and the owners of preferred stock receive liquidation preferences (as applicable) will be distributed to the owners of our common stock pro rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting, and the minority would not be able to elect any director at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering such shares to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nonassessability. All outstanding shares of our common stock are fully paid and nonassessable.

Nevada Anti-Takeover Statutes

Nevada law provides that an acquiring person who acquires a controlling interest in a corporation may only exercise the voting rights of control shares if those voting rights are conferred by a majority vote of the corporation’s disinterested stockholders at a special meeting held upon the request of the acquiring person. If the acquiring person is accorded full voting rights and acquires control shares with at least a majority of all the voting power, then stockholders who did not vote in favor of authorizing voting rights for those control shares are entitled to payment for the fair value of such stockholders’ shares. A “controlling interest” is an interest that is sufficient to enable the acquiring person to exercise at least one-fifth of the voting power of the corporation in the election of directors. “Control shares” are outstanding voting shares that an acquiring person or associated persons acquire or offer to acquire in an acquisition and those shares acquired during the 90-day period before the person involved became an acquiring person.

These provisions of Nevada law apply only to “issuing corporations” as defined therein. An “issuing corporation” is a Nevada corporation that (a) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (b) does business in Nevada directly or through an affiliated corporation. As of the date of this prospectus, we do not have 100 stockholders of record that are residents of Nevada. Therefore, these provisions of Nevada law do not apply to acquisitions of our shares and will not so apply until such time as both of the foregoing conditions are satisfied. At such time as these provisions of Nevada law may apply to us, they may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

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Nevada law also restricts the ability of a corporation to engage in any combination with an interested stockholder for three years from when the interested stockholder acquires shares that cause the stockholder to become an interested stockholder, unless the combination or purchase of shares by the interested stockholder is approved by the board of directors before the stockholder became an interested stockholder. If the combination was not previously approved, then the interested stockholder may only effect a combination after the three-year period if the stockholder receives approval from a majority of the disinterested shares or the offer satisfies certain fair price criteria.

An “interested stockholder” is a person who is:

•	the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation; or

•	an affiliate or associate of the corporation and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly of 10% or more of the voting power of the then outstanding shares of the corporation.

Our articles of incorporation and bylaws do not exclude us from these restrictions.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage some types of transactions that may involve the actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for the potential restructuring or sale of all or a part of our company. However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control of our company. They also may have the effect of preventing changes in our management.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders and the shares of our common stock that may be sold by them pursuant to this prospectus. Except for Desheng Wang and Edward Lee, who are directors and officers of our company, and Yan Chen, who was formerly an officer of our company, none of the selling stockholders have had within the past three years any position, office or other material relationship with our company or any of its predecessors or affiliates. No selling stockholder that is not a natural person is a broker-dealer or an affiliate of a broker-dealer.

Our company issued the shares being offered for resale pursuant to this prospectus to the selling stockholders in an acquisition of Perfecular Inc. where we issued shares of our company on December 30, 2015 in exchange for 100% of the outstanding shares of Perfecular Inc. (the “Acquisition”). Our company did not issue shares pursuant to the Acquisition to persons other than to the selling stockholders.

Name	Number of Shares of Common Stock Beneficially Owned In the Offering(1)	Percentage Beneficially Owned Prior to the Offering
Desheng Wang	1,000,000	49.17%
Edward Lee	2,000,000	24.29%
Yan Chen	1,000,000	8.68%
Nice Zenith Ltd.	1,600,000	4.62%
HwaKay Mao	679,215	1.96%
Wenshuang Zou	240,000	1.45%
Wenjin Qian	200,000	*
Ping Wang	100,000	*
Lee-An Mao	58,824	*
CC&C Investment LLC	26,667	*

TOTAL	5,304,706

*Less than one percent.

_______________

(1)	The number of shares listed in these columns includes all shares beneficially owned, whether or not deemed to be beneficially owned, by the selling stockholder. The ownership percentages listed in these columns include only shares beneficially owned by the listed selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the percentage of shares beneficially owned by a selling stockholder, shares of our common stock subject to options or warrants, or debt convertible into our common stock, held by that selling stockholder that was exercisable or convertible on or within 60 days after the date of this prospectus were deemed outstanding for the purpose of computing the percentage ownership of that selling stockholder. The ownership percentages are calculated assuming that 34,574,706 shares of common stock were outstanding on the date of this prospectus.

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PLAN OF DISTRIBUTION

The selling stockholders and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission;

•	broker-dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share;

•	a combination of any of such methods of sale; and

•	any other method permitted under applicable law.

The selling stockholders also may sell their shares of our common stock under Rule 144 under the Securities Act or under another exemption from the registration requirements of the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling stockholders from time to time may pledge or grant a security interest in some or all of the shares of our common stock owned by them, and, if a selling stockholder defaults in the performance of its secured obligations, then the pledgees or secured parties may offer and sell shares of our common stock from time to time under this prospectus or under an amendment to this prospectus under Rule 424(b)(3) under the Securities Act or other applicable provisions of the Securities Act amending the list of selling stockholders to include the pledgees, the transferees or other successors in interest as selling stockholders under this prospectus.

Upon our company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed with the Securities and Exchange Commission, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealers, (ii) the number of shares of our common stock involved, (iii) the price at which such shares of our common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker dealers, where applicable, (v) that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction. In addition, upon our company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of our common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

36

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholder may be deemed to be an underwriter within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. The selling stockholder has represented and warranted to the company that it acquired the securities subject to this registration statement in the ordinary course of the selling stockholder’s business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The company has advised the selling stockholders that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If the selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with resales of their respective shares under this Registration Statement.

The company is required to pay all fees and expenses incident to the registration of the shares, but the company will not receive any proceeds from the sale of the common stock by selling stockholders. The company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

By Our Company

We are offering up to 10,000,000 shares of Common Stock at a price of $1.75 per share.  The Company may sell the securities covered by this prospectus in any of three ways (or in any combination thereof): (i) to or through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents.

We may distribute the securities covered by this prospectus from time to time in one or more transactions: (i) at a fixed price of $1.75 per share; or (ii) at market prices prevailing at the time of sale.

Each time we offer and sell securities covered by this prospectus, we will make available a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including: (i) the name or names of any underwriters, dealers, or agents and the amounts of securities underwritten or purchased by each of them; (ii) if a fixed price offering, the public offering price of the securities and the proceeds to us; (iii) any options under which underwriters may purchase additional securities from us; (iv) any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation; (v) terms and conditions of the offering; (vi) any discounts, commissions or concessions allowed or reallowed or paid to dealers; and (vii) any securities exchange or market on which the securities may be listed.

We may terminate the offering prior to the date that all shares are sold. There is no minimum number of shares that must be sold before we use the proceeds. Proceeds will not be returned to investors if we sell less than all of the 10,000,000 shares being offered in this prospectus. The proceeds from the sales of the shares will be paid directly to us promptly following each sale and will not be placed in an escrow account.

The offering will be conducted by Desheng Wang, our Chief Executive Officer. Under Rule 3a 4-1 of the Securities Exchange Act an issuer may conduct a direct offering of its securities without registration as a broker/dealer. Such offering may be conducted by officers who perform substantial duties for or on behalf of the issuer otherwise than in connection with securities transactions and who were not brokers or dealers or associated persons of brokers or dealers within the preceding 12 months and who have not participated in selling an offering of securities for any issuer more than once every 12 months, with certain exceptions.

37

Furthermore, such persons may not be subject to a statutory disqualification under Section 3(a)(39) of the Securities Exchange Act and may not be compensated in connection with securities offerings by payment of commission or other remuneration based either directly or indirectly on transactions in securities and at the time of offering our shares may not be associated persons of a broker or dealer. Mr. Wang will meet these requirements.

DISCLOSURE OF SEC POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 78.7502 of the Nevada Revised Statutes provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 78.7502 of the Nevada Revised Statutes also provides that directors and officers of Nevada corporation also may be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Article VIII of our articles of incorporation provides that we shall, to the fullest extent permitted by the laws of the State of Nevada, indemnify our directors, officers and certain other persons. Article V, Section 1 of our bylaws provides that our directors, officers and certain other persons shall be indemnified and held harmless by us to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by such director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person of our company in connection with the securities being registered in the registration statement of which this prospectus is a part, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by our company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares covered by the registration statement of which this prospectus is a part has been passed upon for us by Wilson & Oskam, LLP.

EXPERTS

The financial statements included in this prospectus as of year-end March 31, 2015 and December 31, 2015 have been audited by DYH & Company, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Neither the named experts nor counsel own any of shares of our common stock.

38

ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s website contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a registration statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a registration statement, does not contain all of the information set forth in the registration statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document that is filed as an exhibit to the registration statement. The registration statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates. You may obtain additional information regarding our company on our website, located at www.focusuniversal.com.

39

FOCUS UNIVERSAL INC. AND SUBSIDIARY

AS OF DECEMBER 31, 2015 AND MARCH 31, 2015, AND

FOR THE NINE MONTHS ENDED DECEMBER 31, 2015 AND 2014

Index to the Financial Statements

Contents	Page

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets at December 31, 2015 and March 31, 2015	F-3

Consolidated Statements of Operations for the Nine Months Ended December 31, 2015, and December 31, 2014 (Unaudited) and for the Year Ended March 31, 2015	F-4

Consolidated Statements of Changes in Stockholders’ Equity (Deficit) for the Period from March 31, 2014 to December 31, 2015	F-5

Consolidated Statements of Cash Flows for the Nine Months Ended December 31, 2015, and December 31, 2014 (Unaudited)	F-6

Notes to the Consolidated Financial Statements	F-7

Consolidated Balance Sheets as of June 30, 2016 (unaudited) and December 31, 2015	F-16

Consolidated Statements of Operations (Unaudited) for the Three and Six Months Ended June 30, 2016 and 2015	F-17

Consolidated Statements of Cash Flows (Unaudited) for the Six Months Ended June 30, 2016 and 2015	F-18

Notes to the Unaudited Consolidated Financial Statements	F-19

Pro Forma Statement of Operations for the Nine Months Ended December 31, 2015 (Unaudited)	F-31

Pro Forma Balance Sheet as of December 31, 2014 (Unaudited)	F-33

Pro Forma Statement of Operations for the Nine Months Ended December 31, 2014 (Unaudited)	F-34

41

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors

Focus Universal Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Focus Universal Inc. as of December 31, 2015, and the related consolidated statements of operations, stockholders’ equity, and cash flows for nine month ended December 31, 2015. Focus Universal Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Focus Universal Inc. as of December 31, 2015, and the results of its operations and its cash flows for nine month ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

/S/ DYH & Company

Irvine, California

March 28, 2016

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Focus Universal Inc.

8275 S. Eastern Ave., Ste. 200-674

Las Vegas, NV 89123

We have audited the accompanying balance sheet of Focus Universal Inc. (a development stage company) as of March, 31 2015 and the related statements of operations, changes in stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Focus Universal Inc. as of March 31, 2015 and the related statements of operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Cutler & Co., LLC

Wheat Ridge, formerly Arvada, Colorado

July 28, 2015

9605 West 49th Ave. Suite 200 Wheat Ridge, Colorado 80033 ~ Phone 303-968-3281 ~ Fax 303-456-7488

www.cutlercpas.com

F-2

FOCUS UNIVERSAL INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

ASSETS	December 31, 2015	March 31, 2015
CURRENT ASSETS
Cash and cash equivalents	$832,013	$78,005
Accounts receivable	106,889	–
Inventories	51,574	–
Prepaid expenses	14,961	11,865
Total Current Assets	1,005,437	89,870
Property and equipment, net	1,408	–
Other assets:
Deposits	24,726	23,096
Total assets:	$1,031,571	$112,966
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$275,925	$8,853
Due to related party	–	12,448
Accrued interest payable	–	479
Customer deposit	140,029	–
Loan from related party	63,369	20,000
Loan from stockholders	19,533	100,000
Income taxes payable	800	–
Total Current Liabilities	499,656	141,780
Non-current Liabilities
Deferred rent	911	–
Total Liabilities	500,567	141,780
Commitments and Contingencies
Stockholders' Equity (Deficit):
Common stock, par value $0.001 per share, 75,000,000 shares authorized; 34,574,706 and 6,580,000 shares issued and outstanding as of December 31, 2015 and March 31, 2015	34,575	6,580
Additional paid-in capital	713,239	71,801
Accumulated deficit	(216,810)	(107,195)
Total stockholders' equity (deficit)	531,004	(28,814)
Total Liabilities and Stockholders' Equity	$1,031,571	$112,966

The accompanying notes are an integral part of these consolidated financial statements.

F-3

FOCUS UNIVERSAL INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine months ended December 31, 2015 (Audited)	Nine months ended December 31, 2014 (Unaudited)	For the Year ended March 31, 2015 (Audited)
Revenue	$17,848	$20,150	$20,150
Cost of Revenue	6,075	9,000	10,700
Gross Profit	11,773	11,150	9,450
Operation Expenses:
Compensation - officers	–	9,000	9,000
General and administrative	45,517	38,920	40,506
Professional fees	71,153	12,000	44,285
Total Operating Expenses	116,670	59,920	93,791
Loss from Operations	(104,897)	(48,770)	(84,341)
Other Income (Expense)
Interest expense, net	(3,918)	–	–
Other income	–	–	–
Other expense	–	–	–
Total other expense	(3,918)	–	–
Loss before income taxes	(108,815)	(48,770)	(84,341)
Income tax provision	800	–	–
Net Loss	$(109,615)	$(48,770)	$(84,341)
Net Loss per common share
Basic and diluted	$(0.02)	$(0.00)*	$(0.00)*
Weight Average Number of Common Shares Outstanding - Basic and Diluted	6,681,799	6,494,545	6,473,973

* Denotes a loss of less than $(0.01) per share

The accompanying notes are an integral part of these consolidated financial statements.

F-4

FOCUS UNIVERSAL INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY(DEFICIT)

FOR THE PERIOD FROM MARCH 31, 2014 TO DECEMBER 31, 2015

			Common	Additional		Total Stockholders'
	Common stock		Stock	Paid-In	Accumulated	Equity
Description	Shares	Amount	Subscription	Capital	Deficit	(Deficit)
Balance - March 31, 2014 - audited	4,000,000	$4,000	$3,000	$–	$(22,854)	$(15,854)
Common stock issued for cash at $0.0125 per share	2,580,000	2,580	–	29,670	–	32,250
Common stock subscription at $0.0125 per share	–	–	(3,000)	–	–	(3,000)
Forgiveness of advances from former stockholders and accrued compensation officers	–	–	–	42,131	–	42,131
Net loss for the year	–	–	–	–	(84,341)	(84,341)
Balance - March 31, 2015 - audited	6,580,000	6,580	–	71,801	(107,195)	(28,814)
						–
Net loss for the period	–	–	–	–	(109,615)	(109,615)
Common stock issued in exchange for 587,713 shares of Perfecular Inc. common stock	27,994,706	27,995	–	641,438	–	669,433
Balance - December 31, 2015 - audited	34,574,706	$34,575	$–	$713,239	$(216,810)	$531,004

The accompanying notes are an integral part of these consolidated financial statements.

F-5

FOCUS UNIVERSAL INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended December 31, 2015 (Audited)	Nine months ended December 31, 2014 (Unaudited)
Cash Flows from Operating Activities:
Net Loss	$(109,615)	$(48,770)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	232	–
Changes in Operating Assets and Liabilities:
Accounts receivable	(106,889)	–
Inventories	(51,574)	–
Prepaid expenses	(3,096)	(6,538)
Deposits	(1,630)	–
Accounts payable and accrued liabilities	267,072	(16,945)
Accounts payable - related party	(12,927)	9,000
Customer deposit	140,029	–
Income taxes payable	800	–
Deferred rent	911	–
Net Cash Flows from Operating Activities	123,313	(63,253)
Cash Flows from Investing Activities:
Purchase of property and equipment	(1,640)	–
Net Cash Flows from Investing Activities	(1,640)	–
Cash Flows from Financing Activities:
Proceeds from sale of common stock	–	29,250
Proceeds from related party borrowing	63,369	26,731
Repayment to related parties	(20,000)	–
Proceeds from shareholders loan	19,533	–
Repayment to shareholders	(100,000)	–
Proceeds from issuing stock	669,433	–
Net Cash Flows from Financing Activities	632,335	55,981
Net Change in Cash and Cash Equivalents	754,008	(7,272)
Cash and cash equivalents - Beginning of Period	78,005	7,408
Cash and cash equivalents - End of Period	$832,013	$136
Supplemental Disclosures for Statement of Cash Flows:
Interest paid	$3,150	$–
Income tax paid	$–	$–
Supplemental Disclosures of Non-cash Investing and Financing Activities:
Forgiveness of debt from former stockholder and officer – accrued compensation	$–	$15,400
Forgiveness of debt from former stockholder and officer – advances from stockholders	$–	$26,731

The accompanying notes are an integral part of these consolidated financial statements.

F-6

FOCUS UNIVERSAL INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Information for the Nine Months ended December 31, 2014 is unaudited)

Note 1 – Organization and Operations

Focus Universal Inc. (the “Company”) was incorporated under the laws of the State of Nevada on December 4, 2012 (“Inception”). Focus Universal Inc. offers a full range of web services, including web marketing services, social and viral marketing campaigns, search engine optimization consulting, custom web design, website usability consulting and web analytics implementation.

Change in Control

On December 29, 2014, Xu Tang and Desheng Wang, two non-affiliate persons, acquired 5,970,000 shares of the Company’s Common Stock from the Company’s shareholders. This represents over 90% of the Company’s outstanding common stock and therefore represents a change in control of the Company’s ownership.

Effective immediately on December 29, 2014, Ms. Popova resigned as Chief Executive Officer and President of the Company and Ms. Ignatenko resigned as Treasurer, Secretary, Chief Financial Officer, principal accounting officer, and principal financial officer of the Company. Upon such resignations, Desheng Wang was appointed as the Chief Executive Officer and Secretary of the Company, Xu Tang was appointed as the President of the Company, Yan Chen was appointed as the Senior Vice President, and Messrs. Wang, Tang, and Chen accepted such appointments.

On October 21, 2015, Xu Tang entered into a stock purchase agreement whereby he collectively sold his entire 3,260,000 shares of the Company’s Common Stock to eight persons using private funds to purchase the shares. This represents 49.5% of the Company’s outstanding common stock and represents a material change in control of the Company’s ownership. Buyers include Shuqin Xu (who now owns 19.7% of the Company), Tianzeng Xu and Youjuan Xion (who now each own 7.5% of the Company) and five other unrelated persons. To the Company’s knowledge, there are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.

Effective October 21, 2015, Xu Tang and Yan Chen resigned from their positions as President and Senior Vice President, respectively, of the Company. There are no disagreements between the Company and Messrs. Tang and Chen. Dr. Edward Lee has been appointed to serve as President of the Company.

Also effective October 21, 2015, Dr. Jennifer Gu and Dr. Edward Lee were appointed as directors of the Company, and Dr. Gu and Dr. Lee accepted such appointments. Thereupon, each of Xu Tang and Yan Chen resigned as directors of the Company. Accordingly, the entire Board of Directors consists of Dr. Desheng Wang, Dr. Jennifer Gu, and Dr. Edward Lee.

On December 31, 2015, we filed Articles of Merger with the State of Nevada and filed a Certificate of Merger with the State of California which were the result of an agreement entered into on December 30, 2015, with a related party, Perfecular Inc., (“Perfecular”) a California corporation and FCUV Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of the Company, pursuant to which we agreed to acquire all of the issued and outstanding 587,712 shares of Perfecular’s common stock in exchange for the issuance of 27,994,706 shares of the Company’s common stock to the shareholders of Perfecular Inc. in an exchange ratio of 47.6333 to one. This represents approximately 80% of the outstanding shares of the Company and represents a material change in control of the Company’s ownership.

Perfecular Inc. was founded in September 2009 and is headquartered in City of Industry, California, and is engaged in designing certain electronic products and sales of broad selection of garden equipment in North America and Europe.

Change in fiscal year

On December 11, 2015, the Board of Directors of the Company approved a change in the fiscal year end from a fiscal year end on March 31 to a calendar year end on December 31 effective immediately.

The Company expects to make the fiscal year change on a prospective basis and will not adjust operating results for prior periods. The change to the Company’s fiscal year will not impact the Company’s calendar year results for the year ended December 31, 2015. While the change will have some impact on the prior year comparability of each of the fiscal quarters and annual periods in fiscal years prior to calendar year 2016 in future filings, the Company expects this impact will be minimal.

The Company believes this change will provide numerous benefits, including aligning its reporting periods to be more consistent with peer companies.

F-7

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The company’s consolidated financial statements include the accounts of Focus Universal Inc. and its wholly-owned subsidiary, Perfecular Inc. All intercompany balance sheet accounts, including receivable and payable have been eliminated upon consolidation. Due to the merger occurred on December 31, 2015, there was no business activity at Perfecular since the merger. Therefore, the consolidated statements of operations and changes in stockholder’ equity (deficit) only reflect activities at Focus for all periods presented. The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The Company filed Form 8-K dated December 11, 2015, the Company changed its fiscal year end from March 31 to December 31. As a result, the Company is reporting a nine-month transition period ended December 31, 2015 in order to change its fiscal year to match the calendar year. Unaudited results for the nine-month period ended December 31, 2014 has been included for comparative purposes.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash and cash equivalents. At times, such investments may be in excess of Federal Deposit Insurance Corporation (FDIC) insurance limit.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company limits its exposure to credit loss by investing its cash with high credit quality financial institutions.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820- 10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.

To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

•	Level 1: quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
•	Level 2: pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
•	Level 3: Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

F-8

Note 2 - Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments (continued)

The carrying amount of the Company’s financial assets and liabilities, such as cash and cash equivalent, prepaid expenses, accounts payable and accrued expenses, approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however practical to determine the fair value of advances from stockholders, if any, due to their related party nature.

Inventories

Inventories consist primarily of electronic components, and are valued at the lower of cost or market.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method. Estimated useful lives range from three to seven years on all categories of depreciable assets. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts and any gain or loss is included in earnings. Maintenance and repairs are expensed currently. Major renewals and betterments are capitalized.

Long-term assets of the Company are reviewed when circumstances warrant as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Revenue Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives its revenues from sales contracts with its customer with revenues being generated upon rendering of services. Persuasive evidence of an arrangement is demonstrated via invoice; service is considered provided when the service is delivered to the customers; and the sales price to the customer is fixed upon acceptance of the purchase order and there is no separate sales rebate, discount, or volume incentive.

Perfecular reports net revenue for its sales to third parties in accordance to the Financial Accounting Standard Board Accounting Standards Codification 605-45, because its primary business functions are marketing and sales of Tianjin Guanglee’s, (a related party) products. Perfecular does not carry any inventory of the products. While Tianjin Guanglee determines the product specifications and the sales prices, and bears physical loss risks during shipping. Perfecular collects full amount of accounts receivable from customers through direct wire transfers or letters of credit and remits payments to Tianjin Guanglee for the intercompany invoices with amounts net of the sales commissions. Commission revenue is recognized when the sales booked by Perfecular is recognized.

F-9

Note 2 - Summary of Significant Accounting Policies (continued)

Allowance for doubtful accounts

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. There was no allowance for doubtful accounts at December 31, 2015 and March 31, 2015.

Advertising costs

Advertising costs are expensed as incurred. The Company recorded no advertising costs for the nine month periods ended December 31, 2015 and 2014.

Research and development

Research and development costs are expensed as incurred. Research and development costs primarily consist of efforts to refine existing product models and develop new product models.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20 the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly Influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the consolidated financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

F-10

Note 2 - Summary of Significant Accounting Policies (continued)

Commitments and Contingencies (continued)

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Stock Based Compensation

The Company accounts for employee and non-employee stock awards under ASC 718, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

No stock based compensation was issued or outstanding as of December 31, 2015 and March 31, 2015.

Income Tax Provision

Income taxes are accounted for using the asset and liability method. Deferred income taxes are provided for temporary differences in recognizing certain income, expense and credit items for financial reporting purposes and tax reporting purposes. Such deferred income taxes primarily relate to the difference between the tax basis of assets and liabilities and their financial reporting amounts. Deferred tax assets and liabilities are measured by applying enacted statutory tax rates applicable to the future years in which deferred tax assets or liabilities are expected to be settled or realized. There were no material deferred tax assets or liabilities as of December 31, 2015 and March 31, 2015.

As of December 31, 2015 and March 31, 2015, the Company did not identify any material uncertain tax positions. As of December 31, 2015, the Company’s returns are subject to examination by federal and state taxing authorities, generally for three years and four years, respectively, after they are filed.

The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company has not filed its tax return for fiscal year ended March 31, 2015. Because the Company does not owe any income tax liability for the fiscal year ended March 31, 2015, the possible penalty for late filing is immaterial to the consolidated financial statements, and the Company did not accrual for interest or penalties on the Company’s balance sheets at December 31, 2015 and March 31, 2015.

Perfecular has not completed a formal Section 382 analysis regarding the limitation of net operating loss carryforwards. As such, Perfecular’s net operating loss carryforwards may be limited if an ownership change occurred. Perfecular plans to perform a formal Section 382 analysis if there is sufficient taxable income in the future years to begin utilizing its net operating loss carryforwards.

As of December 31, 2015, the cumulative federal and state net operating loss carryforwards of approximately $637,000 and $634,000, respectively. As of March 31, 2015, the cumulative federal and state net operating loss carryforwards of approximately $592,000 and $489,178, respectively. The cumulative operating loss carryforwards begin to expire in 2034.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period.

Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

There were no potentially dilutive debt or equity instruments issued and outstanding at any time during the nine month periods ended December 31, 2015 and 2014.

F-11

Note 2 - Summary of Significant Accounting Policies (continued)

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

New Accounting Pronouncements

In November 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2015-17, Balance Sheet Classification of Deferred Taxes, which will require entities to present deferred tax assets (DTAs) and deferred tax liabilities (DTLs) as noncurrent in a classified balance sheet. The ASU simplifies the current guidance, which requires entities to separately present DTAs and DTLs as current and noncurrent in a classified balance sheet. ASU 2015-17 is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The adoption of this guidance will eliminate the need to present DTAs as long-term and DTLs as current liabilities.

There were other updates recently issued. The Company does not believe that other than disclosed above, the recently issued, but not yet adopted, accounting pronouncements will have a material impact on its financial position, results of operations or cash flows.

Use of estimates

In preparing the consolidated financial statements, management makes assumptions, estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of net sales and expenses during the reported periods. Management’s estimates are based on historical experience and on our expectations that are believed to be reasonable. The combination of these factors forms the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from our current estimates and those differences may be material.

Reclassification

Certain items in March 31, 2015 and December 31, 2014 financial statements have been reclassified to comply with the current period presentation. These reclassifications had no effect on previously reported net loss.

F-12

Note 3 – Property and Equipment

At December 31, 2015 and March 31, 2015, property and equipment consisted of the following:

	December 31, 2015	March 31, 2015
Furniture and fixture	$1,640	$–
Less accumulated depreciation	(232)	–
Property and equipment, net	$1,408	$–

Depreciation expense for the nine-month period ended December 31, 2015 and 2014 amounted to $232 and $0, respectively.

Note 4 – Related Party Transactions

Consulting services from President, Chief Executive Officer, Secretary and Treasurer and Chief Financial Officer

Consulting services provided by the President, Chief Executive Officer, Secretary and Treasurer and Chief Financial Officer for the nine months ended December 31, 2015 and 2014 were as follows:

	For the Nine Months Ended December 31, 2015	For the Nine Months Ended December 31, 2014
President, Chief Executive Officer	$–	$4,500
Chief Financial Officer, Secretary and Treasurer	–	4,500
	$–	$9,000

Effective as of December 29, 2014, Ms. Popova resigned as Chief Executive Officer and President of the Company and Ms. Ignatenko resigned as Treasurer, Secretary, Chief Financial Officer, principal accounting officer, and principal financial officer of the Company following change of control.

Advances to (from) related party

Prior to the merger, the Company granted advances to or from Perfecular Inc. from time to time, and the advances are non-interest bearing. Total advances from Perfecular amounted to $12,448 as of March 31, 2015.

Loan from stockholders

On February 25, 2015, the Company borrowed $100,000 from a stockholder for working capital. The loan bears an interest rate of 5% annually. The loan was unsecured and was due on demand. The outstanding balance was $100,000 at March 31, 2015, with accrued interest payable of $479 as of March 31, 2015. This loan was repaid in full including accrued interest of approximately $3,150 in October 2015.

From time to time, Perfecular has borrowed short-term loans from shareholders. At December 31, 2015, Perfecular has short-term loans payable totaled approximately $19,533. These loans are due upon the demand of the lenders and were unsecured with annual interest rate of 0.55%. Subsequently to the new fiscal year end at December 31, 2015, the entire balance of these loans was paid off with accrued interest. Please refer to Note 8 for additional information.

Loan from related party

On February 1, 2015, the Company borrowed $20,000 from Perfecular. This loan is a demand loan payable upon the demand of the lender. The interest rate will accrue at 0.48% per annum and is unsecured. The outstanding balance for this loan was $20,000 at March 31, 2015. This loan was repaid in full subsequent to March 31, 2015.

From time to time, Perfecular borrows from a related party entity, Vitashower Corp., which is under common ownership and management. At December 31, 2015, the outstanding loan and accrued interest payable to Vitashower totaled $63,369. This loan also bears an annual interest rate of 5%. This loan was paid off subsequent to year end.

F-13

Note 5 – Business Concentration and Risks

Major customers

One customer accounted for 100% of the total accounts receivable at December 31, 2015.

Major vendors

One vendor accounted for 98% of total accounts payable at December 31, 2015.

Note 6 – Commitments and Contingencies

On March 31, 2015, Focus entered into a two-year industrial/commercial multi-tenant lease with P.G.A. Lawson Limited Partnership, whereby we leased a 9,745 square foot warehouse with a 2,415 square foot office space inside. The lease commenced on April 20, 2015 and ends on April 30, 2017, and is subject to renewal. We will pay $7,699 per month until May 1, 2016 when the rent increases by 3% to $7,930 per month. The warehouse is located at 829 Lawson Street in the City of Industry, California. Rent expense under this lease will be recognized over the life of the lease term on a straight line basis. Straight-line monthly rent expense over the life of the lease will be $7,812. During nine months ended December 31, 2015, the variance between the straight line rent expense and the rent paid/abated was recorded as deferred rent at December 31, 2015.

Focus sub-leases a portion of the property to Perfecular. The lease is a non-cancelable operating lease with monthly rent of $5,000. The lease commenced on May 1, 2015 and expires on April 30, 2017. The sublease income for the nine months ended December 31, 2015 amounted to $40,000. Rental income and expense are eliminated on the accompanying consolidated financial statements.

Total rent expense was $65,409 and $0 for the nine months ended December 31, 2015 and 2014, respectively.

Future minimum lease commitments are as follows:

December 31,	Rent Expense
2016	$94,236
2017	$31,720
Thereafter	–

On December 29, 2014 Focus entered into a consulting agreement with Morepro Marketing, Inc., which was submitted to the Commission on January 5, 2015. Under the terms of this agreement, we agree to pay Morepro Marketing, Inc. a minimum of $625 per month, plus reimbursement of any expenses incurred by Morepro Marketing, Inc. There is a ninety-day minimum timeframe for each new client to cancel, after which either party can terminate after thirty days’ notice. We currently pay $625 per month, and will need to give at least thirty days’ notice if we choose to cancel their services.

Note 7 – Stockholders’ Equity

Shares authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is seventy-five million (75,000,000) shares of common stock, par value $0.001 per share.

Common stock

On September 30, 2013, the Company sold 4,000,000 shares of its common stock at par to its directors for $4,000 in cash.

As at March 31, 2014, the Company received $3,000 in common stock subscription funds. The Company completed the sale of 2,580,000 shares of common stock at $0.0125 per share for total proceeds of $32,250 during the year ended March 31, 2015.

On December 30, 2015, the Company issued 27,994,706 shares of common stock to shareholders of Perfecular Inc. to acquire all of the issued and outstanding shares of Perfecular’s common stock in 47.6333 to one exchange ratio.

Three individuals had entered separate convertible note agreements with Perfecular in June 2015, and three notes amounted to $130,000. Prior to the merger, all three individuals elected to exercise their rights to convert a total of $57,313 of the combined notes into 16,054 shares of common stock of Perfecular and forgive outstanding $72,687 remaining balance under the terms of the original notes.

As of December 31, 2015 and March 31, 2015, the Company had 34,574,706 and 6,580,000 shares of common stock issued and outstanding, respectively.

F-14

Note 7 – Stockholders’ Equity (continued)

Additional Paid in Capital

On December 29, 2014, pursuant to the terms of the Stock Purchase Agreements, the former officers and stockholders forgave advances of $26,731 and accrued compensation of $15,400, respectively or approximately $42,131 in aggregate. The gains arising on forgiveness of these liabilities were recorded as contributions to capital and accordingly recognized in additional paid in capital.

Note 8 – Subsequent Events

On February 29, 2016, the Company repaid $63,369 of loan with any accrued interest back to Vitashower.

On February 29, 2016, the Company also repaid $19,533 of loans with any accrued interest back to shareholders.

The Company has evaluated all events that occurred after the consolidated balance sheet date through the date when the consolidated financial statements were issued to determine if they must be reported. The Management of the Company determined that other than as disclosed above, there were no reportable subsequent events to be disclosed.

F-15

	June 30,	December 31,
	2016	2015
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$483,550	$832,013
Accounts receivable	75,847	106,889
Inventories	41,233	51,574
Prepaid expenses	4,813	14,961
Due from related party	3,155	–
Total Current Assets	608,598	1,005,437

Property and equipment, net	4,313	1,408

Other Assets:
Deposits	24,726	24,726

Total Assets	$637,637	$1,031,571

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$267,243	$275,925
Customer deposit	47,598	140,029
Loan from related party	–	63,369
Loan from stockholder	–	19,533
Income taxes payable	–	800
Total Current Liabilities	314,841	499,656

Noncurrent Liabilities:
Deferred rent	1,171	911

Total Liabilities	316,012	500,567

Commitments and Contingencies

Stockholders' Equity:
Common stock, par value $0.001 per share, 75,000,000 shares authorized; 34,574,706 shares issued and outstanding as of June 30, 2016 (unaudited) and December 31, 2015	34,575	34,575
Additional paid-in capital	713,239	713,239
Accumulated deficit	(426,189)	(216,810)
Total stockholders' equity	321,625	531,004
Total Liabilities and Stockholders’ Equity:	$637,637	$1,031,571

F-16

FOCUS UNIVERSAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Revenue	$86,603	$2,008	$170,990	$2,008

Cost of Revenue	11,689	2,025	17,419	3,725

Gross Profit (Loss)	74,914	(17)	153,571	(1,717)

Operation Expenses:
Compensation - officers	30,000	–	60,000	–
General and administrative	71,047	21,639	148,875	27,725
Professional fees	23,059	13,048	71,042	40,833
Research and development	46,452	–	82,982	–
Total Operating Expenses	170,558	34,687	363,573	68,558

Loss from Operations	(95,644)	(34,704)	(210,002)	(70,275)

Other Income(Expense):
Interest income (expense), net	79	–	(317)	–
Other income	1,990	10,000	1,990	10,000
Other expense	–	(1,473)	(250)	(1,473)
Total Other Expense	2,069	8,527	1,423	8,527

Loss before income taxes	(93,575)	(26,177)	(208,579)	(61,748)

Income tax provision	–	–	800	–

Net Loss	$(93,575)	$(26,177)	$(209,379)	$(61,748)

Not Loss Per Common Share:
Basic and Diluted	$(0.00)*	$(0.00)*	$(0.01)	$(0.01)

Weight Average Number of Common Shares Outstanding - Basic and Diluted	34,574,706	6,580,000	34,574,706	6,580,000

* Denotes a loss of less than $(0.01) per share

See Accompanying Notes to Condensed Unaudited Consolidated Financial Statements

F-17

FOCUS UNIVERSAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30, 2016	Six Months Ended June 30, 2015
Cash Flows from Operating Activities:
Net Loss	$(209,379)	$(61,748)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	392	68
Changes in Operating Assets and Liabilities:
Accounts receivable	31,042	(2,008)
Inventories	10,341	–
Prepaid expenses	10,148	4,321
Deposits	–	(24,726)
Accounts payable and accrued liabilities	(8,682)	11,222
Accrued interest payable - related party	–	1,952
Customer deposit	(92,431)	–
Income taxes payable	(800)	–
Deferred rent	260	228
Net Cash Used in Operating Activities	(259,109)	(70,691)

Cash Flows from Investing Activities:
Purchase of property and equipment	(3,297)	(1,640)
Advances to related party	(3,155)	–
Net Cash Used in Investing Activities	(6,452)	(1,640)

Cash Flows from Financing Activities:
Proceeds from related party borrowing	–	963,723
Repayment to related parties	(63,369)	–
Proceeds from shareholders loan	–	100,000
Repayment to shareholders	(19,533)	–
Net Cash (Used in) Provided by Financing Activities	(82,902)	1,063,723

Net Change in Cash and Cash Equivalents	(348,463)	991,392

Cash and cash equivalents - Beginning of Period	832,013	136

Cash and cash equivalents - End of Period	$483,550	$991,528

Supplemental Disclosures for Statement of Cash Flows:
Interest paid	$501	$–
Income tax paid	$800	$–

See Accompanying Notes to Condensed Unaudited Consolidated Financial Statements

F-18

FOCUS UNIVERSAL INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization and Operations

Focus Universal Inc. (the “Company”) was incorporated under the laws of the State of Nevada on December 4, 2012 (“Inception”). Focus Universal Inc. offers a full range of web services, including web marketing services, social and viral marketing campaigns, search engine optimization consulting, custom web design, website usability consulting and web analytics implementation.

Change in Control

On December 29, 2014, Xu Tang and Desheng Wang, two non-affiliate persons, acquired 5,970,000 shares of the Company’s Common Stock from the Company’s shareholders. This represents over 90% of the Company’s outstanding common stock and therefore represents a change in control of the Company’s ownership.

Effective immediately on December 29, 2014, Ms. Popova resigned as Chief Executive Officer and President of the Company and Ms. Ignatenko resigned as Treasurer, Secretary, Chief Financial Officer, principal accounting officer, and principal financial officer of the Company. Upon such resignations, Desheng Wang was appointed as the Chief Executive Officer and Secretary of the Company, Xu Tang was appointed as the President of the Company, Yan Chen was appointed as the Senior Vice President, and Messrs. Wang, Tang, and Chen accepted such appointments.

On October 21, 2015, Xu Tang entered into a stock purchase agreement whereby he collectively sold 3,260,000 shares of the Company’s Common Stock to eight persons using private funds to purchase the shares. This represents 49.5% of the Company’s outstanding common stock and represents a material change in control of the Company’s ownership. Buyers include Shuqin Xu (who now owns 19.7% of the Company), Tianzeng Xu and Youjuan Xion (who now each own 7.5% of the Company) and five other unrelated persons. To the Company’s knowledge, there are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.

Effective October 21, 2015, Xu Tang and Yan Chen resigned from their positions as President and Senior Vice President, respectively, of the Company. There are no disagreements between the Company and Messrs. Tang and Chen. Dr. Edward Lee has been appointed to serve as President of the Company.

Also effective October 21, 2015, Dr. Jennifer Gu and Dr. Edward Lee were appointed as directors of the Company, and Dr. Gu and Dr. Lee accepted such appointments. Thereupon, each of Xu Tang and Yan Chen resigned as directors of the Company. Accordingly, the entire Board of Directors consists of Dr. Desheng Wang, Dr. Jennifer Gu, and Dr. Edward Lee.

On December 31, 2015, we filed Articles of Merger with the State of Nevada and filed a Certificate of Merger with the State of California which were the result of an agreement entered into on December 30, 2015, with a related party, Perfecular Inc., (“Perfecular”) a California corporation and FCUV Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of the Company, pursuant to which we agreed to acquire all of the issued and outstanding of 587,712 shares of Perfecular’s common stock in exchange for the issuance of 27,994,706 shares of the Company’s common stock to the shareholders of Perfecular Inc. in an exchange ratio of 47.6333 to one. This represents approximately 80% of the outstanding shares of the Company and represents a material change in control of the Company’s ownership.

Perfecular Inc. was founded in September 2009 and is headquartered in City of Industry, California, and is engaged in designing certain digital sensor products and sells a broad selection of horticultural sensors and filters in North America and Europe.

Change in fiscal year

On December 11, 2015, the Board of Directors of the Company approved a change in the fiscal year end from a fiscal year end on March 31 to a calendar year end on December 31 effective immediately.

The Company made the fiscal year change on a prospective basis and did not adjust operating results for prior periods. The change to the Company’s fiscal year did not impact the Company’s calendar year results for the year ended December 31, 2015. While the change has had some impact on the prior year comparability of each of the fiscal quarters and annual periods in fiscal years prior to calendar year 2016, the Company believes this impact is minimal.

F-19

Note 1 – Organization and Operations (continued)

Change in fiscal year (continued)

The Company made the fiscal year change on a prospective basis and did not adjust operating results for prior periods. The change to the Company’s fiscal year did not impact the Company’s calendar year results for the year ended December 31, 2015. While the change has had some impact on the prior year comparability of each of the fiscal quarters and annual periods in fiscal years prior to calendar year 2016, the Company believes this impact is minimal.

The Company believes this change provides numerous benefits, including aligning its reporting periods to be more consistent with peer companies.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Focus Universal Inc. and its wholly-owned subsidiary, Perfecular Inc. All intercompany balances and transactions have been eliminated upon consolidation. The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Segment Reporting

The Company currently has one operating segment. In accordance with ASC No. 280, Segment Reporting (“ASC 280’), the Company considers operating segments to be components of the Company’s business for which separate financial information is available that evaluated regularly by the Management in deciding how to allocate resources and in assessing performance. The Management reviews financial information presented on a consolidated basis for purposes of allocation resources and evaluating financial performance. Accordingly, the Company has determined that it has a single operating and reportable segment.

Unaudited Interim Financial Information

The accompanying unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.

The unaudited interim consolidated financial statements furnished reflect all adjustments (consisting of normal recurring accruals), which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the year ended December 31, 2015 and notes thereto contained in the information as part of the Company’s Transition Report on the Form 10-KT, which was filed with the Securities and Exchange Commission on March 29, 2016 and amended on June 23, 2016.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash and cash equivalents. At times, such investments may be in excess of Federal Deposit Insurance Corporation (FDIC) insurance limit.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company limits its exposure to credit loss by investing its cash with high credit quality financial institutions.

F-20

Note 2 - Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820- 10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.

To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

•	Level 1: quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
•	Level 2: pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
•	Level 3: Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash and cash equivalent, prepaid expenses, accounts payable and accrued expenses, approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however practical to determine the fair value of advances from stockholders, if any, due to their related party nature.

Inventories

Inventories consist primarily of electronic components, and are valued at the lower of cost or market.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method. Estimated useful lives range from three to seven years on all categories of depreciable assets. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts and any gain or loss is included in earnings. Maintenance and repairs are expensed currently. Major renewals and betterments are capitalized.

Long-term assets of the Company are reviewed when circumstances warrant as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

F-21

Note 2 - Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives its revenues from sales contracts with its customer with revenues being generated upon rendering of services. Persuasive evidence of an arrangement is demonstrated via invoice; service is considered provided when the service is delivered to the customers; and the sales price to the customer is fixed upon acceptance of the purchase order and there is no separate sales rebate, discount, or volume incentive.

Perfecular reports net revenue for its sales to third parties in accordance to the Financial Accounting Standard Board Accounting Standards Codification 605-45, because its primary business functions are marketing and sales of Tianjin Guanglee’s, (a related party) products. Perfecular does not carry any inventory. While Tianjin Guanglee determines the product specifications and the sales prices, and bears physical loss risks during shipping. Perfecular collects full amount of accounts receivable from customers through direct wire transfers or letters of credit and remits payments to Tianjin Guanglee for the intercompany invoices with amounts net of the sales commissions. Commission revenue is recognized when the sales booked by Perfecular is recognized.

Allowance for doubtful accounts

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. There was no allowance for doubtful accounts at June 30, 2016 and December 31, 2015.

Advertising costs

Advertising costs are expensed as incurred. The Company recorded no advertising costs for the six month periods ended June 30, 2016 and 2015.

Research and development

Research and development costs are expensed as incurred. Research and development costs primarily consist of efforts to refine existing product models and develop new product models.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20 the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly Influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-22

Note 2 - Summary of Significant Accounting Policies (continued)

Related Parties (continued)

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the consolidated financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Stock Based Compensation

The Company accounts for employee and non-employee stock awards under ASC 718, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

No stock based compensation was issued or outstanding as of June 30, 2016 and December 31, 2015.

Income Tax Provision

Income taxes are accounted for using the asset and liability method. Deferred income taxes are provided for temporary differences in recognizing certain income, expense and credit items for financial reporting purposes and tax reporting purposes. Such deferred income taxes primarily relate to the difference between the tax basis of assets and liabilities and their financial reporting amounts. Deferred tax assets and liabilities are measured by applying enacted statutory tax rates applicable to the future years in which deferred tax assets or liabilities are expected to be settled or realized. There were no material deferred tax assets or liabilities as of June 30, 2016 and December 31, 2015.

As of June 30, 2016 and December 31, 2015, the Company did not identify any material uncertain tax positions

F-23

Note 2 - Summary of Significant Accounting Policies (continued)

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period.

Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

There were no potentially dilutive debt or equity instruments issued and outstanding at any time during the six month periods ended June 30, 2016 and 2015.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

New Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board ("FASB”) issued Accounting Standards Update ("ASU") ASU 2016-02 – Leases.  The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years.  Early adoption is permitted. The Company is evaluating the effect, if any, on its consolidated financial statements.

There were other updates recently issued. The Company does not believe that other than disclosed above, the recently issued, but not yet adopted, accounting pronouncements will have a material impact on its financial position, results of operations or cash flows.

Use of estimates

In preparing the consolidated financial statements, management makes assumptions, estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of net sales and expenses during the reported periods. Management’s estimates are based on historical experience and on our expectations that are believed to be reasonable. The combination of these factors forms the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from our current estimates and those differences may be material.

F-24

Note 3 – Property and Equipment

At June 30, 2016 and December 31, 2015, property and equipment consisted of the following:

	June 30, 2016	December 31, 2015
Furniture and fixture	$3,908	$1,640
Computer equipment	1,029	–
Total	4,937	1,640
Less accumulated depreciation	(624)	(232)
Property and equipment, net	$4,313	$1,408

Depreciation expense for the six months period ended June 30, 2016 and 2015 amounted to $392 and $68, respectively.

Note 4 – Related Party Transactions

Salaries paid to the President, Chief Executive Officer, Secretary and Treasurer and Chief Financial Officer

The Company paid $60,000 and $0 to its President and Chief Executive Officer for the six months ended June 30, 2016 and 2015, respectively.

Loan from stockholders

From time to time, Perfecular has borrowed short-term loans from shareholders. At December 31, 2015, Perfecular had short-term loans payable totaling approximately $19,533. These loans were due upon the demand of the lender and were unsecured with annual interest rate of 0.55%. In February 2016, the entire balance of these loans were paid off with accrued interest.

Loan from related party

From time to time, Perfecular borrows from a related party entity, Vitashower Corp., which is under common ownership and management. At December 31, 2015, the outstanding loan and accrued interest payable to Vitashower totaled $63,369. This loan bore an annual interest rate of 5%. This loan was paid off in February 2016.

Advances to related party

Perfecular grants advances to Vitashower Corp., from time to time, and the advances are non-interest bearing. Total advances amounted to $3,155 and $0 as of June 30, 2016 and December 2015, respectively.

Note 5 – Business Concentration and Risks

Major customers

One customer accounted for 100% of the total accounts receivable at June 30, 2016.

Major vendors

One vendor accounted for 97% of total accounts payable at June 30, 2016.

F-25

Note 6 – Commitments and Contingencies

On March 31, 2015, Focus entered into a two-year industrial/commercial multi-tenant lease with P.G.A. Lawson Limited Partnership, whereby we leased a 9,745 square foot warehouse with a 2,415 square foot office space inside. The lease commenced on April 20, 2015 and ends on April 30, 2017. We paid $7,699 per month until May 1, 2016 when the rent increased by 3%. We currently pay $7,930 per month. The warehouse is located at 829 Lawson Street in the City of Industry, California. Rent expense under this lease will be recognized over the life of the lease term on a straight line basis. Straight-line monthly rent expense over the life of the lease will be $7,812. During six months ended June 30, 2016, the variance between the straight line rent expense and the rent paid/abated was recorded as deferred rent at June 30, 2016.

Focus sub-leases a portion of the property to Pefecular. The lease is a non-cancelable operating lease with monthly rent of $5,000. The lease commenced on May 1, 2015 and expires on April 30, 2017. The sublease income for the six months ended June 30, 2016 amounted to $30,000. Rental income and expense are eliminated on the accompanying consolidated financial statements.

In July 2016, Focus sub-leased a portion of the property to a third party. The lease is non-cancelable operating lease with monthly rent of $4,400. The lease commenced on July 7, 2016 and expires on January 7, 2017. See Note 7.

Total rent expense was $47,225 and $18,194 for the six months ended June 30, 2016 and 2015, respectively.

Future minimum lease commitments are as follows:

June 30,	Rent Expense	Sublease Income	Net Rent Expense
2017	$79,300	$(26,400)	$52,900
Thereafter	–	–	–

On December 29, 2014 Focus entered into a consulting agreement with Morepro Marketing, Inc., which was submitted to the Commission on January 5, 2015. Under the terms of this agreement, we agree to pay Morepro Marketing, Inc. a minimum of $625 per month, plus reimbursement of any expenses incurred by Morepro Marketing, Inc. There is a ninety-day minimum timeframe for each new client to cancel, after which either party can terminate after thirty days’ notice. This service was canceled on April 30, 2016.

Note 7 – Subsequent Events

In July 2016, Focus sub-leased a portion of the property to a third party. The lease is non-cancelable operating lease with monthly rent of $4,400. The lease commenced on July 7, 2016 and expires on January 7, 2017.

The Company has evaluated all events that occurred after the consolidated balance sheet date through the date when the consolidated financial statements were issued to determine if they must be reported. The Management of the Company determined that other than as disclosed above, there were no reportable subsequent events to be disclosed.

F-26

Note 8 – Financial Information of Focus

The following table sets forth financial information of Focus Universal only as of June 30, 2016 and December 31, 2015, and for three and six months ended June 30, 2016 and 2015.

FOCUS UNIVERSAL INC.

BALANCE SHEET

	June 30, 2016	December 31, 2015
	(Unaudited)	(Audited)

ASSETS
Current Assets:
Cash and cash equivalents	$18,419	$5,681
Prepaid expenses	4,283	14,961
Total Current Assets	22,702	20,642

Property and equipment, net	1,244	1,408

Other Assets:
Investment in Perfecular Inc.	548,047	669,433
Deposits	24,726	24,726

Total Assets	$596,719	716,209

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$6,174	5,745
Due to Perfecular Inc.	267,749	177,749
Income taxes payable	–	800
Total Current Liabilities	273,923	184,294

Noncurrent Liabilities:
Deferred rent	1,171	911
Total Liabilities	275,094	185,205

Commitments and Contingencies

Stockholders' Equity:
Common stock, par value $0.001 per share 75,000,000 shares authorized; 34,574,706 and shares issued and outstanding as of June 30, 2016 and December 31, 2015	34,575	34,575
Additional paid-in capital	713,239	713,239
Accumulated deficit	(426,189)	(216,810)
Total stockholders' equity	321,625	531,004

Total Liabilities and Stockholders' Equity	$596,719	$716,209

F-27

FOCUS UNIVERSAL INC.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015

Revenue	$–	$2,008	$1,780	$2,008

Cost of Revenue	–	2,025	2,025	3,725

Gross Loss	–	(17)	(245)	(1,717)

Operation Expenses:
General and administrative	16,590	21,639	33,668	27,725
Professional fees	18,764	13,048	53,830	40,833
Total Operating Expenses	35,354	34,687	87,498	68,558

Loss from Operations	(35,354)	(34,704)	(87,743)	(70,275)

Other Income (Expense):
Loss from investment in Perfecular Inc.	(58,221)	–	(121,386)	–
Other income	–	10,000	–	10,000
Interest expense	–	(1,473)	–	(1,473)
Other expense	–	–	(250)	–
Total Other Income (Expense)	(58,221)	8,527	(123,636)	8,527

Loss before income taxes	(93,575)	(26,177)	(209,379)	(61,748)

Income tax provision	–	–	–	–

Net Loss	$(93,575)	$(26,177)	$(209,379)	$(61,748)

Note 9 – Pro Forma Consolidated Statements of Operations

The basis of the following unaudited pro forma consolidated statements of operations of the Company is as if the acquisition of Perfecular by Focus had occurred on January 1, 2015. The pro forma consolidated statements of operations were derived from Focus and Perfecular’s the statements of operations for the three and six months ended June 30, 2015.

The pro forma consolidated statements of operations do not necessarily reflect what the consolidated company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the consolidated company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

F-28

FOCUS UNIVERSAL INC.

PRO FORMA CONSOLIDATING STATEMENTS OF OPERATIONS

FOR THREE MONTHS ENDED JUNE 30, 2015

	FOCUS UNIVERSAL INC.	PERFECULAR INC.	PRO FORMA
	HISTORICAL	HISTORICAL	ADJUSTMENTS	TOTALS

Revenue	$2,008	$112,261	$–	$114,269

Cost of Revenue	2,025	10,944	–	12,969

Gross Profit (Loss)	(17)	101,317	–	101,300

Operation Expenses:
Compensation - officers	–	–	30,000	30,000
General and administrative	21,639	42,252	(10,000)	53,891
Professional fees	13,048	11,800	–	24,848
Research and development	–	76,375	(30,000)	46,375
Total Operating Expenses	34,687	130,427	(10,000)	155,114

Loss from Operations	(34,704)	(29,110)	10,000	(53,814)

Other Income (Expense):
Interest expense, net	(1,473)	(3,598)	–	(5,071)
Other income	10,000	–	(10,000)	–
Total Other (Expense) Income	8,527	(3,598)	(10,000)	(5,071)

Loss before income taxes	(26,177)	(32,708)	–	(58,885)

Income tax provision	–	–	–	–

Net Loss	$(26,177)	$(32,708)	$–	$(58,885)

F-29

FOCUS UNIVERSAL INC.

PRO FORMA CONSOLIDATING STATEMENTS OF OPERATIONS

FOR SIX MONTHS ENDED JUNE 30, 2015

	FOCUS UNIVERSAL INC.	PERFECULAR INC.	PRO FORMA
	HISTORICAL	HISTORICAL	ADJUSTMENTS	TOTALS

Revenue	$2,008	157,991	–	159,999

Cost of Revenue	3,725	26,831	–	30,556

Gross Profit (Loss)	(1,717)	131,160	–	129,443

Operation Expenses:
Compensation - officers	–	–	45,250	45,250
General and administrative	27,725	85,062	(10,000)	102,787
Professional fees	40,833	12,555	–	53,388
Research and development	–	233,850	(45,250)	188,600
Total Operating Expenses	68,558	331,467	(10,000)	390,025

Loss from Operations	(70,275)	(200,307)	10,000	(260,582)

Other Income (Expense):
Interest expense, net	(1,473)	(8,579)	–	(10,052)
Other income	10,000	–	(10,000)	–
Total Other (Expense) Income	8,527	(8,579)	(10,000)	(10,052)

Loss before income taxes	(61,748)	(208,886)	–	(270,634)

Income tax provision	–	–	–	–

Net Loss	$(61,748)	(208,886)	–	(270,634)

F-30

Pro Forma Consolidated Statements of Operations

The basis of the following unaudited pro forma consolidated statements of operations of the Company is as if the acquisition of Perfecular by Focus had occurred on April 1, 2015. The pro forma consolidated statements of operations were derived from Focus and Perfecular’s the statements of operations for the nine months ended December 31, 2015.

The pro forma consolidated statements of operations do not necessarily reflect what the consolidated company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the consolidated company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

FOCUS UNIVERSAL INC. AND SUBSIDIARY

 UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR NINE MONTHS ENDED DECEMBER 31, 2015

	FOCUS	PERFECULAR
	UNIVERSAL INC.	INC.	PRO FORMA
	HISTORICAL	HISTORICAL	ADJUSTMENTS	TOTAL

Revenue	$17,848	$366,939		$384,787

Cost of Revenue	6,075	115,874		121,949

Gross Profit (Loss)	11,773	251,065		262,838

Operation Expenses:
Compensation - officers	–	90,000		90,000
General and administrative	45,517	138,293		183,810
Professional fees	71,153	19,373		90,526
Research and development	–	113,451		113,451
Total Operating Expenses	116,670	361,117		477,787

Loss from Operations	(104,897)	(110,052)		(214,949)

Other Expense:
Interest expense, net	(3,918)	(4,679)		(8,597)
Other income	–	72,687		72,687
Other expense	–	(2,372)		(2,372)
Total Other Expense	(3,918)	65,636		61,718

Loss before income taxes	(108,815)	(44,416)		(153,231)

Income tax provision	800	800		1,600

Net Loss	$(109,615)	$(45,216)		$(154,831)

F-31

Pro Forma Consolidated Statements

The unaudited pro forma consolidated balance sheet and statements of operations reflects amounts as if the transactions, which concluded on December 30, 2015, had occurred on April 1, 2014 by and between Focus Universal Inc. (the “Company”) and Perfecular Inc. (“Perfecular”), a corporation incorporated under the laws of the State of California.

The information presented in the unaudited pro forma consolidated financial statements does not purport to represent what the financial position or results of operations would have been had the acquisition occurred as of April 1, 2014, nor is it indicative of future financial position or results of operations. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined, or the future result that the consolidated company will experience after the Exchange Transaction is consummated.

The pro forma consolidated statements of operations do not necessarily reflect what the consolidated company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the consolidated company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to variety of factors.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements of the Company and Perfecular.

F-32

FOCUS UNIVERSAL INC. AND SUBSIDIARY

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2014

	FOCUS	PERFECULAR
	UNIVERSAL INC.	INC.		PRO FORMA
	HISTORICAL	HISTORICAL		ADJUSTMENTS	TOTAL
ASSETS
Current Assets:
Cash and cash equivalents	$136	$43,257			$43,393
Accounts receivable	–	40,281			40,281
Inventories	–	42,105			42,105
Prepaid expenses	6,846	1,048			7,894
Due from shareholder	–	394,872			394,872
Total Current Assets	6,982	521,563			528,545

Other Assets:
Deposits	–	1,590			1,590
Investment	11,688	–	(b)	(11,688)	–

Total Assets	$18,670	$523,153			$530,135

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$225	$265,508			$265,733
Accrued expense	–	14,309			14,309
Loan from related party	–	344,658			344,658
Customer deposit	–	35,663			35,663
Total Current Liabilities	225	660,138			660,363
Total Liabilities	225	660,138			660,363

Commitments and Contingencies

Stockholders' Deficit
Common stock, par value $0.001 per share, 75,000,000 shares authorized; 7,069,000 shares issued and outstanding	7,068	300,000	(a)	(300,000)	7,068
Additional paid-in capital	83,001	–			83,001
Accumulated deficit	(71,624)	(436,985)	(b)	288,312	(220,297)
Total stockholders' Deficit	18,445	(136,985)			(130,228)

Total Liabilities and Stockholders' Deficit	$18,670	$523,153			$530,135

Note - Pro Forma Adjustments:

(a) 300,000 common shares cancelled in respect to the agreement of merger.

(b) Eliminating accumulated deficit and net equity for consolidating purpose.

F-33

FOCUS UNIVERSAL INC. AND SUBSIDIARY

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR NINE MONTHS ENDED DECEMBER 31, 2014

	FOCUS	PERFECULAR
	UNIVERSAL INC.	INC.	PRO FORMA
	HISTORICAL	HISTORICAL	ADJUSTMENTS	TOTAL

Revenue	$20,150	$283,455		$303,605

Cost of Revenue	9,000	108,430		117,430

Gross Profit (Loss)	11,150	175,025		186,175

Operation Expenses:
General and administrative	59,920	132,642		192,562
Research and development	–	183,389		183,389
Total Operating Expenses	59,920	316,031		375,951

Loss from Operations	(48,770)	(141,006)		(189,776)

Other Expense:
Interest expense, net	–	(6,867)		(6,867)
Total Other Expense	–	(6,867)		(6,867)

Loss before income taxes	(48,770)	(147,873)		(196,643)

Income tax provision	–	800		800

Net Loss	$(48,770)	$(148,673)		$(197,443)

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Item 9.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 9A. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls

Our Chief Executive Officer and Principal Financial Officer, after evaluating the effectiveness of our "disclosure controls and procedures" (as defined in the Securities Exchange Act of 1934 Rules 13a-15(e) and 15d-15(e)) as of the end of the period covered by this Registration Statement on Form S-1 (the "Evaluation Date"), concluded that as of the Evaluation Date, our disclosure controls and procedures were not effective to provide reasonable assurance that information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms.

Changes in internal control over financial reporting.

There were no changes in our internal control over financial reporting during our most recent fiscal quarter that materially affected, or were reasonably likely to materially affect, our internal control over financial reporting.

Limitations on the Effectiveness of Internal Controls

Disclosure controls and procedures, no matter how well designed and implemented, can provide only reasonable assurance of achieving an entity's disclosure objectives. The likelihood of achieving such objectives is affected by limitations inherent in disclosure controls and procedures. These include the fact that human judgment in decision-making can be faulty and that breakdowns in internal control can occur because of human failures such as simple errors or mistakes or intentional circumvention of the established process.

Management's Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting; as such term is defined in the Securities Exchange Act of 1934 Rule 13a-15(f). Our management conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control - Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission ("1992 COSO Framework").

A material weakness is a deficiency or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

Our management concluded we did not maintain effective controls over the Company’s financial reporting. The material weaknesses in our internal control over financial reporting, caused principally by inadequate staffing and technical expertise in key positions, resulted in overly relying on outside consultants to make numerous adjustments to our financial statements. Additionally, the significant deficiencies or material weaknesses could result in future material misstatement of the consolidated financial statements that would not be prevented or detected. Management has concluded that the identified control deficiency constitutes a material weakness.

This Registration Statement does not include an attestation report of the Company's independent registered public accounting firm regarding internal control over financial reporting. Management's report was not subject to attestation by the Company's independent registered public accounting firm pursuant to rules of the SEC that permit the company to provide only management's report on internal control in this Registration Statement.

Background and Remediation Plan

Management has determined that its processes and procedures over accounting and financial reporting are not adequate. As a result, the Company plans to implement a number of steps to remediate the material weakness discussed above and improve its internal control over financial reporting. Specifically, the following are planned: hiring additional qualified accounting personnel; reviewing all areas of the accounting process; strengthening controls and improving the reporting tools and quality of data used in the analysis of disclosures to review activities relevant to the financial reporting process.

Management believes that the measures described above should remediate the material weakness identified and strengthen the Company’s internal control over financial reporting. As the Company continues to evaluate and improve its internal control over financial reporting, additional measures to remediate the material weakness or modifications to certain of the remediation procedures described above may be necessary. The Company expects to complete the required remedial actions during 2015.

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PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of the securities being registered. No portion of any of such expenses will be borne by any of the selling stockholders.

SEC Registration	$1,000
Legal Fees and Expenses*	$25,000
Accounting Fees*	$15,000
Miscellaneous*	$10,000
Total	$51,000

Item 14. Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Revised Statutes provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 78.7502 of the Nevada Revised Statutes also provides that directors and officers of Nevada corporations also may be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Article VIII of our articles of incorporation provides that we shall, to the fullest extent permitted by the laws of the State of Nevada, indemnify our directors, officers and certain other persons. Article V, Section 1 of our bylaws provides that our directors, officers and certain other persons shall be indemnified and held harmless by us to the fullest extent permitted by the laws of the State of Nevada.

Item 15. Recent sales of unregistered securities.

On September 30, 2013 we completed an offering of 4,000,000 shares of our common stock at a price of $0.001 per share to our former Directors Tatyana Popova (2,000,000), and Elena Ignatenko (2,000,000). The total amount received from this Offering was $4,000. We completed this offering pursuant to Regulation S of the Securities Act.

The offer and sale of all shares of our common stock listed above were affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation S promulgated under the Securities Act.

The investor acknowledged the following: subscriber is not a United States Person, nor is the subscriber acquiring the shares directly or indirectly for the account or benefit of a United States Person. None of the funds used by the subscriber to purchase the units have been obtained from United States Persons. For purposes of the Subscription Agreement, “United States Person” within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts. Since that time we have had no sales of unregistered securities.

Issuer Purchases of Equity Securities

We did not repurchase any of our equity securities during the nine months ended December 31, 2015 or the years ended March 31, 2015, 2014 or the period from December 4, 2012 (inception) to March 31, 2013.

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Item 16. EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

2.1	Agreement and Plan of Merger by and among FCUV Acquisition Corp. and Perfecular Inc. dated December 30, 2015 filed with the SEC on January 5, 2016 and amended on January 7, 2016.
3.1	Articles of Incorporation. Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on December 26, 2013.
3.2	Bylaws. Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on December 26, 2013.
4.2	Subscription Agreement. Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on December 26, 2013.
5.1*	Opinion of Wilson & Oskam, LLP
10.1	Consulting Agreement with MorePro Marketing, Inc. Incorporated by reference to the Company’s 8-K filed with the SEC on January 5, 2015.
10.2	Stock Purchase Agreement dated December 29, 2015. Incorporated by reference to the Company’s 8-K filed with the SEC on January 5, 2015.
10.3	Unsecured Demand Promissory Note dated February 1, 2015 in the amount of $20,000 filed with the SEC on July 28, 2015
10.4	Unsecured Demand Promissory Note dated February 25, 2015 in the amount of $100,000 filed with the SEC on July 28, 2015
10.5	Master Revolving Note dated May 21, 2015 in the amount of $1,000,000 filed with the SEC on July 28, 2015
2.1	Agreement and Plan of Merger by and among Focus Universal Inc., FCUV Acquisition Corp. and Perfecular Inc. filed with the SEC on January 5, 2016.
99.1	Perfecular, Inc. audited financial statements for the years ended December 31, 2015 and 2014, filed with the SEC on June 23, 2016.
23.1*	Consent of DYH & Company
23.2*	Consent of Cutler & Co.
23.3*	Consent of Wilson & Oskam, LLP (included in Exhibit 5.1)*
24.1*	Power of Attorney (included on signature page)*
101.INS	XBRL Instance Document **
101.SCH	XBRL Taxonomy Extension Schema Document **
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document **
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document **
101.LAB	XBRL Taxonomy Extension Label Linkbase Document **
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document **

* Filed herewith.

** XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

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Item 17. Undertakings.

The undersigned hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

	(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 4, 2016

FOCUS UNIVERSAL INC.

By:	/s/ Desheng Wang
Desheng Wang
Chief Executive Officer, Chief Financial Officer, and Director

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of Focus Universal Inc. and in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ Desheng Wang	Chief Executive Officer, Secretary and Director	November 4, 2016
Desheng Wang

POWER OF ATTORNEY AND SIGNATURES

The undersigned officers and directors of the company hereby constitute and appoint Steve Miller and James Short, and each of them singly, with full power of substitution, our true and lawful attorneys-in-fact and agents to take any actions to enable the company to comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with this registration statement, including the power and authority to sign for us in our names in the capacities indicated below any and all amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Desheng Wang	Chief Executive Officer, Chief Financial Officer, Director	November 4, 2016
Desheng Wang

/s/Edward Lee	President, Director	November 4, 2016
Edward Lee

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